UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Kelly Services, Inc.

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April 9, 2010

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, May 12, 2010, in the Auditorium located on the First Floor of our Headquarters building at 999 West Big Beaver Road, Troy, Michigan.

Matters scheduled for consideration at this Meeting are the annual election of Directors, the approval of the Company’s Equity Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2010.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important to us. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

Terence E. Adderley
Chairman of the Board of Directors

Carl T. Camden
President and Chief
Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 12, 2010.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•	Proxy Statement for the Annual Meeting of Stockholders

•	Annual Report to Stockholders, including Form 10-K, for the year ended January 3, 2010

To view the Proxy Statement or Annual Report visit:  http://bnymellon.mobular.net/bnymellon/kelyb.

Please refer to the enclosed proxy card and proxy statement for information on voting options:
Internet — Telephone — Mail

KELLY SERVICES, INC.
PROXY STATEMENT 2010 ANNUAL MEETING OF STOCKHOLDERS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table 2009
Grants of Plan-Based Awards 2009
KELLY SERVICES, INC. EQUITY INCENTIVE PLAN (As Adopted by Action of the Board of Directors -Amended and Restated February 7, 2005 18 , 2010) (Amended November 6, 2006)

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Kelly Services, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 12, 2010 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect Directors as set forth in the accompanying Proxy Statement

2.	To approve the Company’s Equity Incentive Plan

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2010

4.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY’S EQUITY INCENTIVE PLAN AS SET FORTH IN PROPOSAL 2, AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 3.

Only holders of the Company’s Class B common stock of record at the close of business on March 22, 2010 are entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

By Order of the Board of Directors

April 9, 2010
999 West Big Beaver Road
Troy, Michigan 48084-4782
Daniel T. Lis
Senior Vice President, General Counsel
and Corporate Secretary

KELLY SERVICES, INC.
999 West Big Beaver Road
Troy, Michigan 48084-4782

April 9, 2010

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at its corporate offices in Troy, Michigan on May 12, 2010 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 9, 2010. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy shall be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Only stockholders of record of our Class B common stock, par value $1.00 per share, at the close of business on March 22, 2010 are entitled to notice of and to vote at the Annual Meeting of Stockholders. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 22, 2010, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,459,785 shares of the Class B common stock, having a par value of $1.00 per share. Class B stockholders on the record date will be entitled to one vote for each share held.

Pursuant to the Company’s by-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. A “broker non-vote” occurs if a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Securities Beneficially Owned by
Principal Stockholders and Management

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings as of the close of business on February 18, 2010, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

	Number of Shares		Percent
Name and Address of	and Nature of		Of
Beneficial Owners	Beneficial Ownership		Class

Terence E. Adderley	3,214,265(a	)(b)	92.9
999 West Big Beaver Road
Troy, Michigan 48084

(a)	Includes 1,970,751 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 1,171,189 shares in the Terence E. Adderley Revocable Trust K 02 of which he is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has shared voting and investment power; and 500 shares held in four separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(b)	Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on February 18, 2010, on the basis described above, of each director and nominee, each of the named executive officers and all directors and executive officers as a group.

	Class A Common Stock		Class B Common Stock
	Number of Shares		Number of Shares
Directors and Named	and Nature of	Percent of	and Nature of	Percent of
Executive Officers(1)	Beneficial Ownership(a)	Class	Beneficial Ownership	Class

T. E. Adderley, Chairman	4,319,000 (b)	13.7	3,214,265 (c)	92.9
C. M. Adderley, Nominee	23,560	*	125	*
C. T. Camden, Director and Executive Officer	260,213	*	100	*
J. E. Dutton, Director	20,324	*	100	*
M. A. Fay, O.P., Director	32,417	*	100	*
V. G. Istock, Director	36,060	*	1,475	*
L. A. Murphy, Director	6,946	*	100	*
T. B. Larkin, Nominee	0	*	0	*
D. R. Parfet, Lead Director	28,300	*	100	*
B. J. White, Director	33,185	*	100	*
G. S. Corona, Executive Officer	89,851	*	100	*
M. L. Durik, Executive Officer	86,551	*	100	*
P. A. Little, Executive Officer	33,500	*	100	*
M. S. Webster, Executive Officer	65,985	*	100	*
All Directors and Executive Officers as a Group (20 persons)	5,305,189	16.8	3,217,065	93.0

(1)	Each of the named Directors is a nominee for election except Verne G. Istock who is not standing for re-election.

*	Less than 1%

(a)	Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 269,000 for T. E. Adderley; 81,833 for C. T. Camden; 9,000 for J. E. Dutton; 16,500 for M. A. Fay; 16,500 for V. G. Istock; 6,000 for D. R. Parfet; 16,500 for B. J. White; 13,120 for G. S. Corona; 4,000 for M. L. Durik; and 2,500 for M. S. Webster.

(b)	Includes 3,878,530 shares held directly; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; and 41,470 shares in four separate trusts of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank, N.A.

(c)	See footnotes (a) and (b) to first table.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, executive officers and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”) are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Securities and Exchange Commission, all required reports of Reporting Persons have been filed timely with the Securities and Exchange Commission for 2009.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Chairman of our Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its Board of Directors comprised of independent directors. Director nominees are not required to be selected or recommended for the Board’s selection by a majority of independent directors or a nominating committee comprised solely of independent directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or Board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors. A controlled company is required to have an audit committee composed of at least three directors, who are independent as defined under the rules of both the Securities and Exchange Commission and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the audit committee possesses financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent directors.

Board of Directors

Our Board of Directors is responsible for providing stewardship and oversight of the business of the Company.

At its meeting in February 2010, our Board affirmatively determined that directors J. E. Dutton, M. A. Fay, L. A. Murphy, D. R. Parfet and B. J. White, who are nominees for election at the 2010 Annual Meeting, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company. Director V. G. Istock, who is not standing for re-election, and Nominee T. B. Larkin were also determined to be independent and do not have a material relationship with the Company.

The full text of our Board’s Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, are available on the Company’s website at www.kellyservices.com under the caption “Corporate Governance.”

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings and all meetings of the committees on which they individually serve. The Board held eight meetings during 2009. All Directors attended the 2009 Annual Meeting of the Stockholders and at least seventy-five percent of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2009. The independent directors are required to and did meet in executive session at least twice during 2009.

Governance Structure and Risk Oversight

The Company’s leadership is vested in the Chairman (the Company’s controlling shareholder), a Lead Independent Director and the Chief Executive Officer, subject to the overall authority of the Board of Directors. The Chairman’s duties include establishing the schedule of Board meetings, establishing the agenda for Board meetings; presiding over meetings of the Board of Directors and stockholders; and most importantly leading the Directors in the exercise of their stewardship and oversight obligations. The Chairman is also charged with facilitating communication between the Board of Directors and management, both inside and outside of meetings of the Board. As long as the Chairman is not an independent Director, the independent Directors are required under the

Board’s Corporate Governance Principles to elect one of the independent Directors as Lead Director. The Lead Director’s principal duties are to ensure the Board functions independent of management, to preside at meetings of the Board of Directors in the absence of the Chairman, to assist in the development of the agendas for meetings of the Board, and to preside over meetings of the independent Directors in executive session and to provide feedback to the Chairman and the Chief Executive Officer on those sessions. The principal responsibilities of the Chief Executive Officer are to develop and lead the company’s management team to effectively and efficiently produce results that are in keeping with the strategic initiatives and corporate policies established by the Board of Directors.

This triumvirate leadership approach is intended to serve the interests of all shareholders of this controlled Company which has historically recognized the importance of an independent majority of its Board of Directors.

The Board’s oversight responsibilities include consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Through its charter, the Audit Committee is charged by the Board with overseeing the Company’s risk assessment and risk management processes. The Audit Committee and Board focus on risk management strategy and risks of greatest significance, and also seek to ensure that risks assumed by the Company are consistent with the Board’s risk tolerance and appetite.

While the Audit Committee has responsibility for the oversight of the risk assessment and risk management processes, it is the duty of the Company’s management to develop and execute its enterprise risk management program. In 2007 the Company placed its risk-related departments and functions under the direction of the Senior Vice President and General Counsel and established a formal Enterprise Risk Management (“ERM”) program for purposes of identifying, evaluating and mitigating the key risks facing the Company. During 2008 the ERM Team completed a full assessment of risks to the Company and reported its findings to the Audit Committee. Subsequent activity has focused on mitigation of high-priority risks and re-assessment of risk levels in light of changing internal and external circumstances.

On a rotating quarterly basis, the Company’s Vice President — Risk Management and Vice President — Internal Audit provide reports to the Audit Committee concerning, respectively, the status of the Company’s ERM activity and assessments of the Company’s risk identification, prioritization and mitigation processes.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose members are T. E. Adderley, J. E. Dutton (Vice Chair), M. A. Fay (Chair), V. G. Istock, L. A. Murphy, D. R. Parfet, and B. J. White, held five meetings during 2009. The Committee’s responsibilities include assisting the Board of Directors in identifying individuals qualified to become directors, overseeing the compensation and structure of the Board of Directors and the standing committees, developing and monitoring a process to evaluate Board and committee effectiveness and maintaining and overseeing the implementation of the Company’s corporate governance principles.

Director Qualifications, Background and Diversity

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding its size and composition. The Committee reviews annually with the Board the composition of the Board as a whole and proposes nominees for election to the Board who reflect the balance of qualifications, skills, experience and attributes that may provide the diversity of opinion and thought appropriate to fulfill the Board’s obligations of stewardship and oversight on behalf of shareholder interests.

In evaluating Director candidates the Committee assesses foundation qualities, takes into account special considerations and considers descriptive characteristics in light of the then current composition of the Board of Directors and the Company’s strategic objectives. Foundation qualities include personal and professional ethics, integrity and values; reputation (personal maturity and judgment); a record of achievement in business, academia or areas relevant to the Company’s activities; independence of thought and flexibility; financial acumen and an understanding of the complexities of business organizations; independence; a willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out the duties and responsibilities of the office; and an intention to serve a sufficient time to make a meaningful contribution to the Board and the Company. Special considerations include under-represented minorities, including but not limited to gender, race or ethnicity; international experience; experience as a Chairman or Chief Executive Officer or in a significant role at a complex, well-run company or organization; management or other relevant experience; controlling shareholder representation; experience and skill in human resource and workforce solutions; experience in a service industry; an entrepreneurial spirit; financial and accounting expertise; and/or experience as a director of a complex, well-run private or public company. Descriptive characteristics include age; gender; race; education; civic and community involvement; and professional accomplishments.

The Board of Directors is responsible for approving director nominees based on the recommendation of the Committee. The Board has not adopted a policy whereby stockholders may recommend nominees for election because of the Company’s status as a controlled company.

Set forth below are the conclusions reached by the Board with regard to the nominees for election at the 2010 Annual Meeting of the Stockholders.

Terence E. Adderley has had a distinguished fifty plus year career in the staffing industry with extensive executive management experience including many years as the Company’s Chief Executive Officer. He has served as a director of large publicly held companies and numerous civic and community organizations. Mr. Adderley brings to the Board a keen sense of the staffing industry, economic and labor trends and fiscal conservatism. He is a member of the Company’s founding family and represents its interests as the controlling shareholder.

Carol M. Adderley is the daughter of Terence E. Adderley, the controlling shareholder, and the granddaughter of W. R. Kelly, the Company’s founder. It is the opinion of the Board of Directors that it is in the best interests of the Company to have the next generation of the Adderley family serve as a Director and become immersed in the operations of the Company. Ms. Adderley holds advanced degrees in the humanities and is a published author.

Carl T. Camden has served as Chief Executive Officer of the Company since 2006 and prior thereto as Chief Operating Officer. Mr. Camden has significant experience and expertise in labor markets and labor economics, marketing and leadership. He serves as a Director of TempHoldings, Inc., one of the largest staffing firms in Japan and the Asia Pacific market. He has led the Company through one of the most difficult economic periods in its history and has strategically positioned the Company to emerge as a leader in workforce solutions.

Jane E. Dutton is an expert in the field of organization behavior and has researched and published numerous works on best practices related to engagement, commitment and productivity of employees. Her understanding of factors contributing to organizational excellence provides the Board with a vital perspective on the Company’s mission to be the world’s best workforce solutions company.

Maureen A. Fay, O.P., has had a successful career in education and administrative leadership. Her extensive board experiences with education, banking, staffing, health services, economic development, eleemosynary and religious organizations together with her long tenure as the chief executive officer of a large urban university provides the Board a unique and balanced view of the needs and expectations of the Company’s several constituencies.

Terrence B. Larkin is an attorney with twenty eight years experience in a business law practice. He is currently a member of the senior management team of a global manufacturing company with responsibility for legal affairs, environmental, health and safety functions, facilities management and internal audit. He brings to the Board a unique combination of complex problem solving skills and global experience which should well serve the shareholders as the Company continues its transition to a global workforce solutions company.

Leslie A. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants and former Group Managing Partner of a major independent registered public accounting firm. The Board has determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Committee. Her analytical capability, understanding of the economics and strategic elements of business and her knowledge of risk management are especially valuable to the Board.

Donald R. Parfet is a retired executive officer of a Fortune 500 firm, who had operating responsibilities for numerous global businesses. He now leads business development and venture capital firms focused on commercialization of breakthrough medical technologies. He also serves as a Director and a member of the Audit and Technology Committees of a large publicly held company. His global operating experience, strong financial background and proven leadership capabilities are especially important to the Board’s consideration of product and geographic expansion.

B. Joseph White has had a long and distinguished career in academia and business. He has special expertise in leadership, management, human resource management, organizational change and governance. His executive experience includes management development, personnel and public affairs with a global manufacturing company, leadership of a major public university, and a decade of deanship of a top business school. His experience as a director of several for-profit and non-profit organizations serves the Board well as he is often the catalyst for ensuring effective stewardship in the interests of shareholders.

Verne G. Istock, who is not standing for re-election, is the longest serving independent member of the Company’s Board of Directors. He has proven experience in executive leadership and expertise in banking and finance, both domestically and globally. His fiscal conservatism, strategic thought processes and independence have contributed to the success of the Company over the years of his service.

Compensation Committee

The Company’s compensation program for all employees, including named executive officers, is overseen by the Compensation Committee of the Board of Directors. The Committee held four meetings in 2009.

The Committee reviews and approves all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 2009, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Equity Incentive Plan and approves the grant of awards under such Plan.

The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com, and in the Compensation Discussion and Analysis presented at pages 8-13 of this proxy statement.

To assist the Committee in making compensation recommendations for senior officers, the Company’s Human Resources Division provides the Committee with historical, survey and benchmark compensation data. The Committee also relies on the Chief Executive Officer and the other named executive officers to provide performance evaluations and compensation recommendations to assist it in its decisions regarding the total compensation of senior officers. The Committee has delegated to the Chief Executive Officer the authority to approve salary recommendations and incentive awards to officers below the rank of senior vice president.

The Committee has the authority to retain independent consultants in the exercise of its authority; no independent compensation consultants were retained by the Committee during 2009.

Compensation Committee Interlocks and Insider Participation

In 2009 the Compensation Committee members were J. E. Dutton, M. A. Fay, V. G. Istock, L. A. Murphy, D. R. Parfet and B. J. White (Chair), all of whom are independent Directors. During 2009, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

Audit Committee

The Audit Committee is composed of J. E. Dutton, M. A. Fay, V. G. Istock, L. A. Murphy (Chair), D. R. Parfet and B. Joseph White, all of whom are independent directors. The Audit Committee held six meetings in 2009. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors and (4) compliance by the Company with legal and regulatory requirements. The Committee also serves as the Company’s Qualified Legal Compliance Committee.

The Board has unanimously determined that L. A. Murphy qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as such meets the “financial sophistication” requirements under current Nasdaq Global Market listing standards. The other members of the Audit Committee have the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct and help foster a culture of honesty and accountability. The Code addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, compliance with laws, rules and regulations and Company policies, public company reporting requirements and provides an enforcement mechanism.

The full text of the Code of Business Conduct and Ethics, which was amended by the Board of Directors in February 2009, is posted on the Company’s website, at www.kellyservices.com, under the “Corporate Governance” caption. This information is available in print to any stockholder who requests it from the Investor Relations Department. The Company will disclose future amendments to, or waivers from the Code for its Directors, Executive Officers and senior financial officers on its website within five business days following the date of amendment or waiver, or such earlier period as may be prescribed by the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis explains the material elements of the compensation earned by or paid to the named executive officers, including the basis for determining the elements of compensation and how they fit into the Company’s overall compensation objectives.

Compensation Philosophy

The Compensation Committee (the “Committee”) believes that the Company’s Executive Compensation Program is designed to achieve the following objectives:

•	Align pay with short and long-term performance results that directly influence shareholder value

•	Retain executives necessary to successfully lead and manage the organization

•	Attract key executives critical to the organization’s long-term success

•	Reward executives fairly for Company and individual performance.

The total compensation program for executive officers consists of the following components:

•	Base Salary

•	Annual Cash Incentive

•	Long-term Equity

•	Management Retirement Plan

•	Health and Welfare Benefits

•	Certain Other Benefits.

The Committee understands the significance of its responsibilities and receives a significant amount of information and input from both internal and external resources as a reference in support of its decision making. The Committee uses available survey and peer group data that align with the Company’s revenue and market capitalization, as well as the nature of its business and workforce, in determining the competitive positioning of total compensation.

Each executive’s performance is reviewed and compensation decisions are made on an annual basis (or as an executive’s duties and responsibilities change). Base salary range midpoints, target annual cash incentive awards and target long-term equity awards are based on the median of a peer group of comparable executive positions in companies of similar revenue size in the business services industry and as reflected in multiple third party survey data. The composition of companies within the various surveys changes from time to time. Although total compensation is targeted to reflect the median value of the executive’s position in the marketplace, targeted total compensation may be above or below the median depending on the level of job responsibility, Company performance and individual performance.

In 2009, the peer group analysis included a review of Manpower Inc., Spherion Corporation and Robert Half International Inc. Third party survey data was purchased from The Conference Board, Mercer and Towers Perrin (now known as Towers Watson). Peer group data is used as a reference point for the staffing industry, but more emphasis is given to the third party surveys due to the strength of the data. The peer group analysis and third party survey data represent “Market Data” when referenced throughout the Compensation Discussion and Analysis. The Committee also considers the recommendations of the Chief Executive Officer (“CEO”) regarding total compensation for those executives reporting to him. The Human Resources Division also provided the Committee historical and prospective compensation components for each executive officer.

Determining Executive Compensation

Annually, the Committee conducts a thorough review and assessment of each executive’s performance, compensation, development objectives and succession strategies. The Committee reviews and makes recommendations to the Board for approval of executive compensation and executive compensation programs, performance objectives and financial targets. The Committee reviews each element of total compensation individually (base salary, annual cash incentive, long-term equity) and total compensation in aggregate.

The Committee establishes performance objectives for the CEO on an annual basis in accordance with the process set forth in the Corporate Governance Principles. The Committee also evaluates the CEO’s performance and determines the CEO’s compensation. The CEO reviews the performance of the other named executive officers on an annual basis and makes recommendations on their compensation to the Committee.

The CEO’s total compensation is comprised of the same elements as all the named executives. The determination of the CEO’s compensation is based on the measures and responsibilities deemed by the Committee to be relevant, including appropriate market comparisons.

On an annual basis, the Committee determines corporate financial goals and target awards in accordance with the terms of the Company’s Short Term Incentive Plan. The Committee approves award payouts to the named executive officers individually based on the achievement of these pre-determined goals.

The Committee annually considers the grant of restricted stock, stock options and other stock-based awards pursuant to the terms of the Company’s Equity Incentive Plan, including vesting schedules, performance goals, exercisability and term, to the Company’s senior officers and reviews such awards made under delegated authority to other employees.

The Committee has the authority to retain independent consultants. Consultants retained by the Committee report directly to the Committee and the Committee determines the consultants’ scope of work and fees. In 2009, the Committee did not retain any independent compensation consultants.

Compensation Policy, Programs and Components

Base Salary

Base salaries for the named executive officers are targeted to be competitive with Market Data to ensure that the Company can retain and attract the executives necessary to successfully lead and manage the organization. Base salaries are targeted to correspond with the median of the range of salaries in the Market Data but may vary based upon factors described below. Base salary is only one component of total compensation and may be affected by other components to ensure that total compensation meets compensation objectives.

The Committee reviews the base salaries of named executives on an annual basis (or as an executive’s duties and responsibilities change). Increases in salary are based on an individual’s performance and level of pay compared to Market Data, internal pay equity and consideration of the Company’s salary budget. In May of each year, the Committee reviews proposed salary increases and makes recommendations to the Board for senior officers. Any base salary changes approved by the Board are effective June 1st. Base salary changes for named executive officers are reflected in the narrative of the Summary Compensation Table.

Annual Cash Incentive

The committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” pay-for-performance cash incentives. The percentage of total compensation at risk under the terms of the Company’s Short Term Incentive Plan (“STIP”) increases significantly as the individual executive’s responsibilities and influence on overall performance results increases. The STIP is designed to encourage the executives to meet the Company’s short-term goals that are aligned with the overall corporate strategy and improve shareholder value.

In February of each year, the Committee approves the STIP target for each named executive. The STIP target is established as a percentage of each individual’s actual base salary earnings and is targeted to correspond with median Market Data, but may vary based upon factors described below. The STIP target is also reviewed by the Committee in May of each year (or as an executive’s duties and responsibilities change) and may increase based on Market Data, individual performance and the percentage of the executive’s compensation that is intended to be “at risk.” Any increases in STIP target that are approved by the Board in May are effective June 1st. For the named executives, the 2009 STIP target percentages are detailed in the narrative of the Summary Compensation Table.

In February of each year, the Committee also determines the objective and qualitative performance measures and the other terms and conditions of the STIP. The 2009 potential cash incentive for the Chief Executive Officer, Chief Administrative Officer, Chief Operating Officer and Chief Financial Officer was tied solely to corporate diluted earnings per share (EPS). For the other named executive, a portion of his 2009 potential cash incentive was tied to corporate EPS and a portion was tied to the profit of his business unit relative to target. An established EPS threshold must be achieved for any incentives to be paid out under the STIP. EPS has consistently been utilized as the primary performance measure each year, because it is an all-inclusive objective measure of the Company’s overall profitability.

The Committee retains the right in its discretion to reduce a STIP award based on Company, business unit or individual performance. The Committee has no discretion to increase a STIP award. The Committee may approve a

Special Bonus for named executives on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP. For the named executives, the 2009 STIP award determination is detailed in the narrative of the Summary Compensation Table.

Equity Incentive Plan

The Equity Incentive Plan (“EIP”) provides for long-term incentives to the named executives for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company retain and attract key employees, and it gives those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

The EIP provides for the payment of equity and non-equity awards. Non-qualified stock options, incentive stock options and restricted stock awards are currently the only type of awards outstanding under the Equity Incentive Plan and the predecessor Performance Incentive Plan.

The decision to grant stock-based awards for the named executives is considered by the Committee on an annual basis at their May meeting. The Committee considers Market Data, Company financial performance, individual performance, long-term potential, critical retention, award history and internal relativities to determine individual awards. The Committee approved only the grant of restricted stock awards under the EIP during 2009. Restricted stock awards are considered by the Committee to be a most effective vehicle to achieve the Company’s long term compensation objectives:

•	Alignment with Financial Performance

•	Facilitate Retention

•	Meaningful Stock Ownership.

Restricted stock awards for each of the named executives are detailed in the Grants of Plan Based Awards Table and in the Summary Compensation Table.

Stock Ownership Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with the stockholders’ interest. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan for senior officers.

“Stock Ownership” is defined to include stock owned by the executive officer directly and the “net value” of any restricted stock awards not vested. Net value is defined as 60% of the restricted stock award. After achievement of the minimum share ownership requirement, all executives are additionally required to retain ownership of fifty percent of the net value of future vestings of restricted stock. The minimum share ownership requirement for senior officers by title is: CEO 70,000 shares, COO 50,000 shares, Executive Vice President 30,000 shares and Senior Vice President 10,000 shares. The Executive Stock Ownership Requirements Plan allows six years for senior officers to meet their stock ownership requirements.

Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Executive Stock Ownership Requirements Plan. The Committee reviews the executives’ progress toward and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within the specified time period, the Committee can eliminate or adjust the amount of any future equity awards.

Retirement Plan

In order to provide a competitive total compensation package, the Company has established a retirement plan. The named executive officers are eligible to participate in the Company’s Management Retirement Plan (“MRP”). The MRP is a non-qualified defined contribution/deferred compensation plan available to all highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Internal Revenue Code. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their incentive earnings. There are no additional pension plans or qualified plans available to highly compensated employees.

Health and Welfare Benefits

The health and welfare plans provided to the named executives are the same plans available to all employees, including Company provided life insurance.

Certain Other Benefits

Other benefits and perquisites provided to certain named executive officers in 2009 are summarized below:

Company Aircraft — To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft is available. Senior executives may utilize the aircraft for business purposes. On rare occasions, when approved by the CEO, an executive may use the aircraft for personal non-business purposes. For compensation purposes, the personal use of the Company aircraft in 2009 was valued in accordance with SEC guidelines. Individual personal usage of the Company aircraft is detailed in the footnotes of the Summary Compensation Table.

Vacation Facility — A Company owned condominium is available on a limited basis to employees at the Vice President level and above.

Entertainment Tickets — The Company purchases entertainment tickets to local events for the purpose of customer entertainment, business development or vendor appreciation. In the event that tickets are not used for this purpose, employees at the Director level and above may avail themselves of the entertainment tickets for personal use.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Company ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) and related regulations. The Tax Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the CEO and the other three highest paid executives (excluding the CFO) listed in the Summary Compensation Table. However, tax deductibility is only one factor considered in any decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide rewards consistent with the overall philosophy and objectives of the compensation program.

Non-qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements under Section 409A of the Internal Revenue Code (“Section 409A”). In November 2007, the Committee approved changes to the Company’s deferred compensation arrangements effective January 1, 2008 as required to comply with Section 409A. The Company believes it has operated in good faith compliance with the statutory provisions which were effective January 1, 2005.

Compensation Committee Report

Prior to and at its meeting held on February 18, 2010 the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement at pages 8-13. Based on its review and discussions with management, the Committee recommended that the Board of Directors approve the Compensation Discussion and Analysis and direct management to include it in this proxy statement. The Board of Directors approved the Committee’s recommendation at its regular meeting held on February 18, 2010.

This report is submitted by the Compensation Committee of the Board of Directors.

B. Joseph White, Chair
Jane E. Dutton
Maureen A. Fay
Verne G. Istock
Leslie A. Murphy
Donald R. Parfet

2009 Named Executive Officer Compensation Overview

During 2009, the Company continued to suffer the effects of the global recession. As a result, several expense control initiatives were launched during the year including organizational restructurings, branch closures, facilities consolidation, staff reductions, incentive plan and other compensation reductions and other expense controls.

Base Salary and Incentive Target

In May 2009, the Board reviewed market conditions and Company performance and approved the Committee’s recommendation to make no changes to base salaries and no changes to incentive targets for the named executive officers. Mr. Camden’s salary remained at $930,000 and his STIP target remained at 130%. Mr. Durik’s salary remained at $625,000 and his STIP target remained at 90%. Ms. Little’s salary remained at $500,000 and her STIP target remained at 65%.

Mr. Corona received a promotion effective January 2, 2009 from Executive Vice President and General Manager — Americas to Executive Vice President and Chief Operating Officer. Mr. Corona’s base salary increased from $450,000 to $550,000 and his STIP target increased from 80% to 90% to reflect his increased responsibilities. In May 2009, there were no additional changes to Mr. Corona’s base salary or STIP target.

Mr. Webster received a promotion effective January 2, 2009 from Executive Vice President Global Sales, Service and Marketing to Executive Vice President and General Manager — Americas. Mr. Webster’s base salary increased from $425,000 to $450,000 and his STIP target remained unchanged at 75% to reflect his increased responsibilities. In May 2009, there were no additional changes to Mr. Webster’s base salary or STIP target.

Annual Cash Incentive

In February 2009, the Committee established a STIP payout schedule based on corporate diluted earnings per share (EPS). The 2009 STIP EPS target was set at $1.00 per share, threshold EPS was set at $.50 per share and maximum EPS was set at $1.75 per share. Historical performance and projected business/economic conditions were considered in establishing the 2009 Corporate EPS STIP schedule. The target of $1.00 per share was set to exceed the Company’s 2009 budget and was seen as very challenging and difficult to achieve. The threshold of $.50 per share was set at a level above the budget and above the amount required to cover the Company’s dividend. The maximum of $1.75 per share was set at a level deemed extremely challenging.

The STIP adjusted corporate earnings per share was ($ .89), substantially less than the 2009 EPS threshold. As a result, none of the named executive officers received a STIP award for 2009. For STIP purposes, EPS is calculated excluding restructuring costs and impairment charges, net of tax. At its February 18, 2010 meeting, the Committee reviewed and approved the decision to make no payments to the named executive officers in accordance with the STIP program.

Equity Incentive

The Committee approved only restricted stock grants under the Equity Incentive Plan (“EIP”) as outlined in the Grants of Plan-Based Awards table and the Summary Compensation table below. In May 2009, the Committee reviewed and approved the decision to make no annual stock awards to the named executive officers based on Company performance. Mr. Corona and Mr. Webster received restricted stock awards effective January 2, 2009 to recognize their respective promotions. Ms. Little received a restricted stock award effective July 1, 2009 in compliance with her offer of employment.

Ownership Requirements

In 2009, the COO level of ownership was added at 50,000 shares. No other changes were made to the level of ownership required by Named Executive Officers to ultimately achieve and maintain. As of November 2009, all named executive officers had met their stock ownership requirement except Ms. Little, who was hired July 1, 2008. In November 2009, the Board indefinitely suspended compliance with the Plan’s minimum share ownership requirements. This action was taken due to the ongoing freeze on stock awards.

Retirement Plan

On an annual basis, the Committee reviews the Company matching contribution rate for the MRP. For 2007, 2008 and through January 2009, the Company provided a match equal to 50% of the first 8% of a participant’s base salary and incentive earnings. In February 2009, due to Company performance, the Company suspended this match. Reinstatement of a match will be reconsidered as Company performance improves. On an annual basis, the Committee also reviews consideration of a discretionary Company contribution to the MRP based on Company financial performance. In 2010, the Committee determined that no discretionary Company contribution would be made for 2009 due to the Company’s performance.

Summary Compensation Table 2009

								Change in Pension
								Value &
								Non-qualified
								Deferred
		Salary			Stock Awards		Non-Equity	Compensation
Name and		($)	Bonus		($)	Option Awards	Incentive Plan	Earnings	All Other		Total
Principal Position	Year	(1)	($)		(2)	($)	Compensation($)	($)	Compensation($)		($)

Carl T. Camden	2009	$930,000	$0		$0	$0	$0	$0	$27,565	(3)	$957,565
President and Chief	2008	$917,500	$0		$1,050,000	$0	$0	$0	$223,018		$2,190,518
Executive Officer	2007	$900,000	$0		$1,156,000	$0	$848,500	$0	$348,407		$3,252,907

George S. Corona	2009	$550,000	$0		$337,750	$0	$0	$0	$6,983	(4)	$894,733
Executive Vice President	2008	$429,167	$0		$420,000	$0	$0	$0	$45,039		$894,206
and Chief Operating Officer	2007	$368,750	$37,100	(5)	$433,500	$0	$145,200	$0	$55,966		$1,040,516

Michael S. Webster	2009	$450,000	$0		$270,200	$0	$0	$0	$5,678	(6)	$725,878
Executive Vice President	2008	$414,583	$0		$420,000	$0	$0	$0	$40,324		$874,907
and General Manager -	2007	$368,750	$0		$433,500	$0	$182,300	$0	$34,449		$1,018,999
Americas

Patricia A. Little	2009	$500,000	$0		$152,550	$0	$0	$0	$3,377	(7)	$655,927
Executive Vice President	2008	$250,000	$645,000	(8)	$392,400	$0	$0	$0	$15,422		$1,302,822
and Chief
Financial Officer

Michael L. Durik	2009	$625,000	$0		$0	$0	$0	$0	$11,587	(9)	$636,587
Executive Vice President	2008	$614,583	$0		$420,000	$0	$0	$0	$75,548		$1,110,131
and Chief Administrative	2007	$600,000	$0		$433,500	$0	$375,000	$0	$100,459		$1,508,959
Officer

(1)	Represents 2007, 2008 and 2009 actual base salary earnings.

(2)	Reflects market value as determined by multiplying the number of shares granted by the Fair Market Value (FMV) on the grant date. FMV is determined by the closing price on the date of grant. The FMV for Restricted Stock Awards granted on 1/2/09 is $13.51 and 7/1/09 is $11.30.

(3)	Represents Other Compensation of $10,195 and Perquisites of $17,370. Other Compensation represents the sum of Company-provided life insurance ($7,482) and Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management

Retirement Plan ($2,713). Perquisites represent the incremental cost to the Company of personal use of airplane.

(4)	Represents Other Compensation of $4,731 and Perquisites of $2,252. Other Compensation represents the sum of Company-provided life insurance ($2,898) and Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($1,833). Perquisites represent the aggregate of incremental cost to the Company of personal use of airplane ($8), entertainment tickets ($354) and vacation facility ($1,890).

(5)	Represents a special bonus awarded for leading the Americas/Corporate restructure in 2007.

(6)	Represents Other Compensation of $3,846 and Perquisites of $1,832. Other Compensation represents the sum of Company-provided life insurance ($2,346) and Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($1,500). Perquisites represent the aggregate of entertainment tickets ($752) and vacation facility ($1,080).

(7)	Represents Other Compensation of $3,377. Other Compensation represents the sum of Company-provided life insurance ($1,710) and Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($1,667).

(8)	Represents bonus payments made pursuant to offer of employment.

(9)	Represents Other Compensation of $11,587. Other Compensation represents the sum of Company-provided life insurance ($9,504) and Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($2,083).

Grants of Plan-Based Awards 2009

								All Other
								Stock	All Other		Grant
					Estimated Future			Awards:	Options		Date
		Estimated Possible			Payouts Under			Number of	Awards:	Exercise	Market
		Payouts Under Non-Equity Incentive			Equity Incentive			Shares of	Number of	of Base	Value of
		Plan Awards			Plan Awards			Stock or	Securities	Price of	Stock
		Thres-		Maxi-	Thres-		Maxi-	Units	Underlying	Option	Awards
	Grant Date	hold	Target	mum	hold	Target	mum	(#)	Options	Awards	Granted
Name	(1)	($)(2)	($)	($)(3)	($)	($)	($)	(4)	(#)	($/Sh)	(5)

Carl T. Camden	N/A	$0	$1,209,000	$2,000,000	N/A	N/A	N/A	N/A	—	—	N/A
George S. Corona	1/2/09	$0	$495,000	$990,000	N/A	N/A	N/A	25,000	—	—	$337,750
Michael S. Webster	1/2/09	$0	$337,500	$675,000	N/A	N/A	N/A	20,000	—	—	$270,200
Patricia A. Little	7/1/09	$0	$325,000	$650,000	N/A	N/A	N/A	13,500	—	—	$152,550
Michael L. Durik	N/A	$0	$562,500	$1,125,000	N/A	N/A	N/A	N/A	—	—	N/A

(1)	Grants dated 1/2/09 to named executive officers were approved to coincide with their promotions. Grant dated 7/1/09 in compliance with offer of employment.

(2)	Payout for threshold performance under the annual cash incentive plan (STIP) is 0% of eligible base salary earnings. Each additional increment above the threshold earns prorated incentive payments up to the maximum.

(3)	STIP Plan maximum is two times target with an individual maximum payout of no more than $2,000,000.

(4)	Restricted Stock Awards granted 1/2/09 and 7/1/09 have a four year graded vesting schedule.

(5)	Market value is determined by multiplying the number of shares granted by the Fair Market Value (FMV) on the grant date. FMV is determined by the closing price on the date of grant. The FMV for Restricted Stock Awards granted on 1/2/09 is $13.51 and 7/1/09 is $11.30.

Outstanding Equity Awards at Fiscal Year End 2009

	Option Awards					Stock Awards
			Equity Incentive					Equity Incentive	Equity Incentive
	Number of	Number of	Plan Awards:			Number of		Plan Awards:	Plan Awards:
	Securities	Securities	Number of			Shares or	Market Value	Number of	Market or Payout
	Underlying	Underlying	Securities			Units of	of Shares or	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Underlying	Option		Stock That	Units of Stock	Units or Other	Shares, Units or
	Options	Options	Unexercised	Exercise	Option	Have Not	That Have	Rights That Have	Other Rights That
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Not Vested	Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Carl T. Camden	4,000	0	—	$24.00	3/14/10
	3,500	0	—	$25.60	8/13/11
	333	0	—	$21.00	12/3/11
	4,000	0	—	$22.40	2/12/12
	7,000	0	—	$22.40	2/12/12
	4,074	0	—	$24.53	6/2/13
	20,926	0	—	$24.53	6/2/13
	20,000	0	—	$25.15	11/6/13
	3,942	0	—	$28.02	6/1/14
	14,058	0	—	$28.02	6/1/14

	81,833	0				72,250 (1)	$861,943
George S. Corona	2,750	0	—	$25.60	8/13/11
	2,870	0	—	$24.53	6/2/13
	2,952	0	—	$28.02	6/1/14
	4,548	0	—	$28.02	6/1/14

	13,120	0				45,125 (2)	$538,341
Michael S. Webster	1,516	0		$28.02	6/1/14
	984	0	—	$28.02	6/1/14

	2,500	0				41,375 (2)	$493,604
Patricia A. Little	0	0				28,500 (3)	$340,005
Michael L. Durik	1,314	0	—	$28.02	6/1/14
	2.686	0	—	$28.02	6/1/14

	4,000	0				30,250 (1)	$360,883

(1)	Represents total number of unvested shares from the following grant dates (2/7/05 — 5 year graded vesting, 6/1/06 — 4 year graded vesting, 6/1/07 — 4 year graded vesting and 6/1/08 — 4 year graded vesting).

(2)	Represents total number of unvested shares from the following grant dates (2/7/05 — 5 year graded vesting, 6/1/06 — 4 year graded vesting, 6/1/07 — 4 year graded vesting, 6/1/08 — 4 year graded vesting and 1/2/09 — 4 year graded vesting).

(3)	Represents total number of unvested shares from the following grant dates (7/1/08 — 4 year graded vesting, 7/1/09 — 4 year graded vesting).

Option Exercises and Stock Vested 2009

	Option Awards		Stock Awards
	Number of Shares			Value Realized
	Acquired on	Value Realized	Number of Shares	on Vesting
	Exercise	on Exercise	Acquired on Vesting	($)
Name	(#)	($)	(#)	(1)

Carl T. Camden	0	$0	37,250	$434,898
George S. Corona	0	$0	19,675	$232,809
Michael S. Webster	0	$0	18,425	$217,897
Patricia A. Little	0	$0	5,000	$56,500
Michael L. Durik	0	$0	16,500	$191,015

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Non-qualified Deferred Compensation 2009

		Registrant
	Executive	Contributions in	Aggregate Earnings	Aggregate
	Contributions in	Last FY	in Last FY	Withdrawals/	Aggregate Balance
	Last FY	($)	($)	Distributions	at Last FYE
Name	($)(1)	(2)	(3)	($)	($)

Carl T. Camden	$65,100	$2,713	$447,510	$0	$1,794,775
George S. Corona	$55,000	$1,833	$11,916	$0	$716,663
Michael S. Webster	$45,000	$1,500	$62,054	$0	$386,534
Patricia A. Little	$82,500	$1,667	$38,032	$0	$149,546
Michael L. Durik	$50,000	$2,083	$161,209	$0	$704,647

(1)	Executives may defer a percentage of their base salary and incentive earnings for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)	Registrant Contributions in Last FY are Company matching contributions also reported as Other Compensation in the Summary Compensation Table. In February 2009, due to Company performance, the Company suspended the Company matching contributions. The match will be reconsidered when Company performance improves.

(3)	Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings do not include the executive and Company contributions and are not included in the Summary Compensation Table.

Post Termination Compensation

In order to provide a mechanism to ensure retention of the named executive officers, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an Executive Severance Plan (the “Plan”) in April 2006. The Plan provides severance benefits to certain executive officers of the Company as outlined in the Plan, in the event their employment is terminated under certain circumstances.

Under the portion of the Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that his or her employment is terminated without cause by the Company or for good reason by the named executive officers, each as is defined in the Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. The eligible named executive officer would also be entitled to payment of vested benefits, if any.

If the eligible named executive officer experiences a qualifying termination, the named executive officer would be entitled to the then-current target incentive established under the Company’s annual incentive plan for the year in which the named executive officer’s termination occurs. The incentive will be adjusted on a pro rata basis according to the number of calendar days the eligible named executive officer was actually employed during such plan year.

The eligible named executive officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Plan times the named executive officer’s base salary. As identified in the table below, certain named executive officers also receive incentive continuation payments. The combination of salary continuation and incentive continuation amounts would be paid by the Company in equal installments over the severance period and in accordance with the Company’s standard payroll practice.

The Company would provide comparable medical, dental, vision and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage.

The named executive officer, identified in the Plan, shall be eligible to receive reimbursement for professional outplacement services actually incurred during the initial twelve month period following termination, not to exceed $10,000.

The eligible named executive officers, as a part of their severance agreement, will not directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity that is in direct competition with the business of the Company for the twelve months following termination.

During this period the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered by the severance agreement may not disparage, slander or injure the business reputation or goodwill of the Company. Noncompliance may result in a breach of the agreement and loss of severance benefits.

The following tables include the eligible named executive officers covered by the Executive Severance Plan. The tables reflect different elements payable under the Executive Severance Plan and their value if a named executive officer, who is a party to the Plan, would experience a qualifying termination on December 31, 2009. The incentive earned for 2009 would be paid the following February. All other continuation amounts would be paid over the salary continuation period in compliance with Section 409A.

Executive Severance Plan 2009

						Reimbursement of
	Severance Plan	Eligible for Incentive	Eligible for	Eligible for	Medical Plan	Professional
	Multiple	Earned but Not Paid	Salary	Incentive	Provided During	Outplacement
Name	(#)	As of 12/31/09	Continuation	Continuation	Continuation Period	Services

Carl T. Camden	2	Yes	Yes	Yes	Yes	Yes
George S. Corona	1	Yes	Yes	No	Yes	Yes
Michael S. Webster	1	Yes	Yes	No	Yes	Yes
Patricia A. Little	1	Yes	Yes	Yes	Yes	Yes
Michael L. Durik	2	Yes	Yes	Yes	Yes	Yes

Executive Severance Plan Value 2009

				Value of	Allowed
				Medical Plan	Reimbursement of
	Value of Incentive	Value of Salary	Value of Incentive	Provided During	Professional
	Earned but Not Paid	Continuation	Continuation	Continuation Period	Outplacement	Total Company
	as of 12/31/09	($)	($)	($)	Services	Severance Expense
Name	(1)	(2)	(3)	(4)	($)	(5)

Carl T. Camden	$1,209,000	$1,860,000	$2,418,000	$23,335	$10,000	$5,520,335
George S. Corona	$495,000	$550,000	$0	$11,112	$10,000	$1,066,112
Michael S. Webster	$337,500	$450,000	$0	$11,112	$10,000	$808,612
Patricia A. Little	$325,000	$500,000	$325,000	$7,272	$10,000	$1,167,272
Michael L. Durik	$562,500	$1,250,000	$1,125,000	$16,985	$10,000	$2,964,485

(1)	The Value of Incentive Earned But Not Paid represents the calculated target incentive for the named executive officers if they had terminated on December 31, 2009. If the termination date is other than the last day of the year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(2)	The Value of Salary Continuation is calculated by taking the annual salary times the relevant severance plan multiple according to the Executive Severance Plan.

(3)	The Value of Incentive Continuation is calculated by taking the annual target incentive times the relevant severance plan multiple according to the Executive Severance Plan, for the named executive officers to whom this element applies.

(4)	The value of Medical Plan Provided is calculated as the Company-paid portion of the Medical Plan cost times the number of months eligible according to the Executive Severance Plan. Costs include medical, dental and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Executive continues to make normal employee contributions during the severance period.

(5)	Total Company Severance Expense is the sum of the Value of Incentive Earned but Not Paid, Salary Continuation, Incentive Continuation, Medical Plan Provided and Allowed Reimbursement of Outplacement Services.

Director Compensation

At its Organization Meeting following the 2009 Annual Meeting of Stockholders, Mr. Adderley and the independent members of the Board of Directors agreed to ten percent reductions in their annual compensation. As a consequence, an independent Director’s base retainer was reduced from $150,000 to $135,000, the Lead Director retainer was reduced from $20,000 to $18,000, the Audit Committee chair’s retainer was reduced from $12,500 to $11,250 and the Compensation and Corporate Governance and Nominating chair retainers were reduced from $7,500 to $6,750.

Under the Non-Employee Directors Stock Plan, which was approved at the May 6, 2008 Annual Meeting of Stockholders, the Board of Directors is required to determine annually the percentage of their base retainer which shall be used to acquire shares of the Class A Common Stock and thus meet their stock ownership requirements. At the Organization Meeting of the Board of Directors following the 2009 Annual Meeting of Stockholders the Board agreed that one-third of their adjusted base retainer be applied to the purchase of shares.

The Directors were not awarded options pursuant to the 1999 Non-Employee Directors Stock Option Plan during 2009.

The following table sets forth the compensation paid to Mr. Adderley in his capacity as Chairman of the Board of Directors and to each of the independent Directors.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total

T. E. Adderley	N/A	N/A	N/A	N/A	$0	$970,211	$970,211	(2)
J. E. Dutton	$89,999	$45,001	N/A	N/A	N/A	N/A	$135,000
M. A. Fay	$96,749	$45,001	N/A	N/A	N/A	N/A	$141,750
V. G. Istock	$89,999	$45,001	N/A	N/A	N/A	N/A	$135,000
L. A. Murphy	$101,249	$45,001	N/A	N/A	N/A	N/A	$146,250
D. R. Parfet	$107,999	$45,001	N/A	N/A	N/A	N/A	$153,000
B. J. White	$96,749	$45,001	N/A	N/A	N/A	N/A	$141,750

(1)	Represents the aggregate fair market value of grants of 3,944 shares of the Company’s Class A common stock having a fair market value of $11.41 per share on the award date of May 6, 2009.

(2)	Mr. Adderley is eligible to participate in the Company’s benefit plans and Management Retirement Plan. Other compensation includes base salary of $862,200, which reflects Mr. Adderley’s voluntary reduction of ten percent on a annualized basis made at the 2009 Organization Meeting of the Board of Directors. Other compensation also includes employer provided life insurance in the amount of $17,304, the value of vested restricted shares in the amount of $85,280, Company contributions to the Management Retirement Plan of $3,194 and other annual compensation of $2,233. Mr. Adderley is not eligible to participate in the Company’s Short Term Incentive Plan or Equity Incentive Plan. The Company also furnishes administrative staff support to Mr. Adderley related to his duties as Chairman of the Board.

Election of Directors
Proposal 1

At the 2009 Annual Meeting of the Stockholders the proposal to terminate the classified board structure as of the date of the 2010 Annual Meeting of the Stockholders was unanimously approved. As a result, directors will be elected annually for one year terms. In this case, the term of each director serving as of and immediately prior to the 2010 Annual Meeting of the Stockholders, regardless of class membership, will expire as of the date of the meeting.

Under our Restated Certificate of Incorporation as currently in effect, the Board of Directors consists of no fewer than five and no more than eleven members, the exact number of directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of directors constituting the whole Board at nine.

The Board of Directors recommends that the nominees named below be elected to serve as Directors for the one year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending January 2, 2011.

If a nominee is unavailable for election for any reason on the date of the election of the director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Annual Meeting. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

Listed on the following page are the names of the persons nominated for election as directors of the Company, each of whom is currently a director of the Company except Carol M. Adderley and Terrence B. Larkin, their ages, principal occupations, other public companies of which they are directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years) and the year in which they first became a director of the Company.

	Year of		Year First
	Expiration of	Principal	Elected as
Name and Age	Elective Term	Occupation	Director

Nominees for Election as Director to be Elected for a One-Year Term
Terence E. Adderley Age 76	2010	Chairman of the Board of Directors. Formerly: Chief Executive Officer (1987 — 2006).	1962
Carol M. Adderley Age 50	New	Writer and researcher in the Humanities.
Carl T. Camden Age 55	2010	President and Chief Executive Officer (2006). Director, TempHoldings, Inc. Formerly: President and Chief Operating Officer (2001 — 2006).	2002
Jane. E. Dutton Age 57	2010	Robert L. Kahn, Distinguished University Professor of Business Administration and Psychology of the University of Michigan.	2004
Maureen A. Fay, O.P. Age 75	2010	President Emeritus of the University of Detroit Mercy.	1997
Terrence B. Larkin Age 55	New	Senior Vice President, General Counsel and Corporate Secretary, Lear Corporation (2008). Formerly: Partner, Bodman LLP (1986 — 2007).
Leslie A. Murphy Age 58	2010	President and CEO, Murphy Consulting, Inc.; Certified Public Accountant. Formerly: Group Managing/Partner, Plante & Moran, 1973-2007; Past Chair of the Board of Directors of the American Institute of Certified Public Accountants; Continued service as member of AICPA’s Governing Council and member of Assurance Services Executive Committee.	2008
Donald R. Parfet Age 57	2010	Managing Director of Apjohn Group, LLC; General Partner of Apjohn Ventures Fund. Director, Rockwell Automation, Inc. (2008).	2004
B. Joseph White Age 62	2010	President Emeritus and the James F. Towey Professor of Business and Leadership, University of Illinois at Urbana-Champaign (2005); Trustee, Equity Residential, Inc. Formerly: President, University of Illinois (2005 — 2009).	1995

Approval of Kelly Services, Inc. Equity Incentive Plan

Proposal 2

The Company previously adopted the Kelly Services, Inc. Equity Incentive Plan (the “Plan” or the “Equity Incentive Plan”), which was approved by the Company stockholders on May 4, 2005. The Board of Directors of the Company subsequently amended the Plan on November 6, 2006, and November 8, 2007, and adopted an amendment and restatement of the Plan on February 18, 2010. The Plan provides for the grant to officers and employees of the Company of options to purchase shares of Class A stock and other equity-based awards, which may be incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance share units, or other stock-based awards (collectively, “Awards”).

The Board of Directors is asking the Company’s stockholders to approve the amendment and restatement of the Equity Incentive Plan, as amended, to retain the qualification of certain Awards as “performance-based compensation” under the Internal Revenue Code (“Code”) Section 162(m). Treasury Regulations require stockholder approval of the Plan at least every five years for this purpose.

A summary of the principal features of the Equity Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement.

The Company’s Board of Directors unanimously recommends that you vote FOR approval of the Equity Incentive Plan.

Description of the Equity Incentive Plan

The following summary outlines the principal features of the Equity Incentive Plan.

Purpose.  The purpose of the Plan is to provide for long-term incentive stock-related compensation to selected key employees of the Company or an affiliated entity of the Company for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior employees, and to give those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Eligibility.  The persons who are eligible to receive Awards pursuant to the Plan are employees of the Company or any affiliated entity of the Company who are designated by the Committee (as defined below) from time to time. The Company estimates that approximately 100 of its employees would currently be eligible for Awards under the Plan.

Administration.  The Equity Incentive Plan is administered by the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan (the “Committee”). The Committee must be comprised of two or more “non-employee” directors within the meaning of Rule 16b-3 of the Securities and Exchange Commission. In addition, to the extent that the Company determines it desirable to qualify Awards granted under the Plan as “performance-based compensation” under Code Section 162(m), the Committee must be comprised of two or more “outside directors” within the meaning of Code Section 162(m).

The Committee may delegate to the chief executive officer of the Company, if also a director, authority to grant Awards under the Plan to employees who are not required to report transactions in Company stock (“Section 16 Reporting Persons”) or who are not senior vice presidents or officers of higher rank.

Award Types.  The Equity Incentive Plan permits the Committee to grant, in its discretion, incentive stock options, non-qualified stock options, SARs, restricted shares, restricted share units, performance shares, performance share units, additional shares, or other stock-based awards, each of which is described below.

Maximum Number of Shares Awardable Under the Plan.  The Equity Incentive Plan is designed as a so-called “evergreen” plan in that it does not specify a maximum number of shares of Class A stock that may be issued and made subject to issuance over the life of the Plan. Instead, it provides that, at any given time, the maximum number of shares that may be issued and made subject to future issuance shall equal 10% of the number of shares of Class A stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward if necessary to eliminate fractional shares), reduced to take into account various awards made during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the “Adjustment Period”), and increased by the number of shares as to which stock options granted during the Adjustment Period have since expired or terminated for any reason other than exercise of such options or related SARs or by any shares transferred to the Company to satisfy the exercise price of any options. Stock options, SARs and other equity-based awards assumed by the Company in a merger or acquisition of another company will not count against the shares available for Award under the Plan.

In addition, the number of shares covered by outstanding incentive stock options, plus the number of shares issued in settlement of exercised incentive stock options under the Plan, may not exceed 4,000,000 shares.

Incentive Stock Options.  Incentive stock options entitle the holder to purchase a certain number of shares of Class A stock at an exercise price specified at the time the option is granted. The exercise price per share of Class A stock that may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of Class A stock on the date the option is granted (110% in the case of certain stockholders). The aggregate fair market value of all shares of Class A stock subject to incentive stock options that become exercisable for the first time during any year may not exceed $100,000.

Non-Qualified Stock Options.  Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of Class A stock at an exercise price which is at least equal to 100% of the fair market value of a share of Class A stock on the date the option is granted.

Number of Shares Underlying Options.  The maximum number of shares that may be granted as options (whether or not in tandem with SARs) during any consecutive five calendar years to any single employee is 750,000.

Exercisability of Options.  At the time of grant, the Committee will specify the time at which any portion of an option first becomes exercisable and the latest date on which the option may be exercised. The expiration date for any incentive stock option granted to a 10% owner will not be longer than five years after the date of grant, and the expiration date for any other option will not be longer than ten years after the date of grant. The Committee shall determine the disposition of the grant of each option in the event of the death, disability or other termination of employment of an employee. The Committee may, in its discretion, accelerate the exercisability of any portion of an option or provide for automatic acceleration of exercisability upon the occurrence of such events as it may specify, such as upon the death or disability of a grantee.

Option Price.  The Committee will determine the exercise price per share of options but in no event will the exercise price be less than the fair market value of a share of Class A stock on the date the option is granted. Except as otherwise limited by the Committee at the time of grant, payment for shares of Class A stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (1) entirely in cash; (2) by delivery of whole shares of Class A stock owned by the option holder for more than six months on the date of surrender; or (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan.

Restoration Options.  The Committee may provide that an option shall also carry with it a right to receive another option (a “Restoration Option”) in certain circumstances. A Restoration Option may be created at the time of grant of an option or at any other time while the grantee continues to be eligible for awards and the original option is outstanding. A Restoration Option may arise only if, earlier than six months before the expiration date of the prior option, the grantee exercises the prior option while still an employee and pays all or some of the exercise price in shares of Class A stock that have been owned by the grantee for at least six months prior to exercise. The number of shares subject to the Restoration Option shall be the number of whole shares delivered in exercise of the prior option, subject to Plan limitations on the number of shares that may be granted under the Plan. The per share exercise price of a Restoration Option shall be the fair market value of a share of Class A stock on the date the Restoration Option arises, and the expiration date of the Restoration Option shall be the same as that of the prior option. The Restoration Option will be a non-qualified stock option and will first become exercisable six months after it arises.

SARs.  SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of Class A stock specified in the grant from the date granted to the date exercised. An exercised SAR may be settled in cash or stock, or any combination of cash and stock, as specified by the holder. SARs may be either stand-alone SARs, which are not granted in conjunction with an option, or tandem SARs, which may be granted at the same time as or subsequent to the time that its related option is granted. The exercise price of a tandem SAR will be the exercise price per share under the related option (but not less than the fair market value of a share of Class A stock on the date of the grant of the SAR), and the exercise price per share subject to a stand-alone SAR will not be less than the fair market value of a share of Class A stock on the effective date of grant of the SAR. A SAR will be exercisable after a grantee’s termination of employment to the extent and during such period as determined in the Committee’s discretion, and as set forth in the award agreement evidencing such SAR. Tandem SARs related to an incentive stock option are exercisable only when the fair market value of a share of Class A stock exceeds the exercise price of the incentive stock option.

Restricted Shares.  Restricted shares consist of shares of Class A stock issued under the Plan that are subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee. Restricted stock awards may not be disposed of by the recipient until the restrictions imposed by the Committee have lapsed. If a grantee remains an employee throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the restricted stock award will become fully vested. If the grantee ceases to be an employee during the restriction period due to death or disability, the award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of the award will be forfeited, unless the Committee determines to waive the forfeiture. If the grantee otherwise ceases to be an employee during the restriction period, the Committee shall determine the disposition of the award. The grantee of restricted shares will receive any cash dividends paid with respect to such shares during the restriction period. Any non-cash dividends will be retained by the Company and will be paid upon the vesting of the restricted shares.

Restricted Share Units.  Restricted share units are awards that may consist of Class A stock, cash equivalents of Class A stock, or a combination of both. Payout of a restricted share unit award is subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee. If a grantee remains an employee throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the award shall be settled in cash, whole shares of Class A stock, or a combination of cash and stock, as the Committee shall determine.

Performance Awards for Employees Other than Named Executive Officers.  “Performance awards” may be performance shares or performance share units, which are shares of Class A stock or share units that are subject to forfeiture if performance goals are not attained. At the time of grant, the Committee shall establish a performance period with respect to the performance award of not less than one year nor more than five years. If the performance award is granted during the first quarter of the Company’s fiscal year, the performance period will begin on the first day of the fiscal year. Otherwise, the performance period will begin on the date of grant. At the time of grant, the Committee will also establish one or more business performance goals for the performance period, and the weight to be given each such goal. The initial performance goals may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established.

As soon as practicable after the end of the performance period, the Committee will determine the extent to which the performance goals for the related performance award were attained. If the Committee determines that the performance goals were fully attained, and if the grantee of the performance award has remained an employee throughout the performance period, the entire performance award will become fully vested. If the grantee has remained an employee throughout the performance period but the Committee determines that the performance goals were unmet or only partially met, the Committee may permit vesting of all or a portion of the performance award, with the remainder to be forfeited. If the grantee ceases to be an employee during the performance period, the result will be the same, adjusted by a performance factor as determined by the Committee, as if the performance award had been an award of restricted shares and/or restricted share units and the performance period a restriction period. Performance shares that vest will be settled as soon as practicable after the vesting date and no later than two and one-half months after the end of the calendar year in which vesting occurs.

At the end of the performance period, the Committee may recommend a grant of additional shares of Class A stock to the grantee of a performance award if the grantee is then an employee and the Committee determines that satisfaction of the performance goals so warrants. Additional shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

An award of performance share units that vests shall be settled in cash, whole shares of Class A stock or a combination of cash and stock, as the Committee shall determine, as soon as practicable after the vesting date.

Performance Awards to Named Executive Officers.  In order to facilitate exemption of compensation paid in connection with performance awards to named executive officers of the Company (the chief executive officer and the three other most highly compensated executive officers other than the chief executive officer or the chief financial officer) from the $1 million tax deduction limit imposed by Code Section 162(m), the Plan requires that such awards be “performance based” and that certain other requirements be met. In addition, if an award of restricted shares, restricted share units, or other stock-based awards are intended to qualify as “performance-based,” then all requirements described under this subsection will apply to such awards.

Performance awards may be granted to named executive officers only during the first quarter of the Company’s fiscal year. Subject to the general limits on award amounts, the maximum number of performance shares and/or performance share units that may be granted to any given named executive officer with respect to a single performance period is 100,000. In addition, the maximum number of options, stand-alone SARs or other stock — based awards that may be granted to any named executive officer during any consecutive five calendar years is 750,000.

At or prior to the grant of any performance award to a named executive officer, the Committee shall establish one or more objectively determinable performance goals for the award relating to one or more of the following areas of Company performance over the relevant performance period: earnings (which includes similar measurements such as net profits, operating profits and net income, and may be calculated before or after taxes, interest, depreciation, amortization or taxes) or earnings per share of Class A stock; revenues; cash flow; return on revenues, assets or equity; customer or employee retention; customer satisfaction; expenses or expense levels; one or more operating ratios; stock price; market share; capital expenditures; net borrowing, debt leverage levels, credit quality or debt ratings; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; the Company’s Quality Management System; shareholder return; organizational health/productivity; sales volume; or brand or product recognition/acceptance.

At the same time, the Committee shall establish a “payout” schedule for the performance award, which shall range from 100 percent of the performance shares and/or performance share units constituting the award (if actual Company results for the performance period at least equal the performance goal(s) established) to zero percent of such award (if actual Company results for the period do not at least equal a minimum amount or level specified by the Committee) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results.

In connection with the establishment of the performance goal(s), the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not taken into account when actual Company results relating to such goal(s) are calculated. The only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the payout schedule shall be objectively determinable adjustments for the items or events so specified.

The Committee may establish other preconditions to the payout of awards, including preconditions the satisfaction of which may call for subjective determinations by the Committee. The payout on any performance award may also be reduced if, in the Committee’s judgment, the individual performance of the named executive officer during the performance period has not warranted the payout so calculated. In no event shall the payout on any performance award exceed the payout permissible under the award’s payout schedule nor shall any additional shares be granted to any named executive officer under the Plan so long as Code Section 162(m) remains in effect.

As soon as practicable following the completion of the performance period applicable to a performance award, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the performance award earned by the named executive officer.

If a performance award is granted to a named executive officer and the grantee ceases to be an employee before the end of the performance period due to the grantee’s disability, that percentage of the total number of performance shares and/or performance share units comprising such award which equals the percentage of the entire performance period by then elapsed shall be unaffected by the employment termination and the unaffected portion of the award subsequently shall vest or be forfeited or canceled in accordance with the payout schedule, any preconditions, and the provisions of the Plan applicable to the original award. If the grantee’s employment terminates due to death, the performance period for such grantee shall terminate at the end of the year in which death occurs (but no later than the normal performance period). The number of performance shares and/or performance share units payable to the grantee’s estate or beneficiary shall be the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which death occurs) times a time factor (a fraction, the numerator of which is the time elapsed between the date of grant and the date of death and the denominator of which is the number of days in the performance period). If the grantee of a performance award ceases to be an employee before the end of the performance period for any other reason, the Committee shall determine the disposition of the Award, but the number of performance shares and/or performance share units payable to the grantee shall be limited to the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which termination of employment occurs) times a time factor (a fraction, the numerator of which is the time elapsed between the date of grant and the date of termination of employment and the denominator of which is the number of days in the performance period), subject to reduction at the discretion of the Committee.

Foreign Awards.  The Committee may modify the terms of an Award that is an option, SAR, restricted share, restricted share unit, or performance award, for grant to an employee who is subject to the tax or other laws of a country other than the United States, and may grant such modified award, and structure and grant other types of awards related to appreciation in value of Class A stock, to such an employee, as the Committee determines necessary or desirable in order to provide such grantee with benefits and incentives comparable to those that would be provided the grantee if the grantee were not subject to such foreign laws, but any such modification may not be made in a manner that would cause non-compliance with the Internal Revenue Code provisions relating to non-qualified deferred compensation plans.

Other Stock-Based Awards.  The Committee may, in its sole discretion, grant awards of Class A stock or Awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of, Class A stock. These other stock-based awards will be in such form, and dependent on such conditions, as the Committee shall determine, including the right to receive shares of Class A stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Any other stock-based award will be paid either no later than two and one-half months after the end of the calendar year in which the award vests or in a lump-sum payment at a specified time.

Restriction on Repricing.  Absent stockholder approval, neither the Committee nor the Board of Directors has the authority to reprice any Award after the date of the initial grant with a lower exercise price in substitution for the original exercise price.

Nontransferability.  No Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner except that, if the Committee determines that a transfer will not violate any requirements of the SEC or IRS, the Committee may permit an inter vivos transfer by gift to or for the benefit of a family member of the grantee. Upon the death of a grantee, outstanding Awards granted to such grantee may be exercised only by the executor or administrator of the grantee’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Overriding Precondition; Potential Forfeiture.  In order for any Award to become vested or exercisable, (1) the grantee of an Award must not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity of the Company or that is otherwise inimical to the best interests of the Company and that has not been approved by the Board of Directors or the Committee and (2) the grantee must furnish the Committee with all information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any of the foregoing prohibited activity, all of the grantee’s then outstanding Awards shall immediately be cancelled and forfeited.

Adjustments Upon Changes in Capitalization.  In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a stock-on-stock dividend or split, spin-off, reverse split or combination of Class A stock, a rights offering, or any other change in the corporate or capital structure of the Company, the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of incentive stock options), the number and kind of shares covered by outstanding options and the per share exercise price of such options, the numbers of outstanding SARs and share units and the terms of foreign Awards. Any adjustment with respect to an incentive stock option in connection with a transaction to which Code Section 424(a) (or its successor) applies shall be made in accordance with such Code Section unless the Board specifically determines otherwise.

Duration; Amendment or Termination of Plan.  The Plan is effective upon approval of the Board of Directors (subject to approval of the Company’s stockholders) and will continue in effect for a term of 10 years unless terminated by the Board. The Board of Directors may amend, suspend or terminate the Plan at any time; provided, that no amendment shall adversely affect the rights of any grantee or holder of an Award then outstanding and unvested without the consent of the grantee or holder, unless the amendment or termination is necessary to comply with applicable law. Notwithstanding the foregoing, the Plan will not be amended without the approval of the Company’s stockholders to increase the maximum aggregate number of shares of Class A stock that may be issued under the Plan, to change the class of persons eligible to receive incentive stock options, or to make any other amendment that would require approval of the Company’s stockholders under applicable law.

Federal Income Tax Consequences of the Equity Incentive Plan

The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this proxy statement, with respect to Awards granted under the Equity Incentive Plan. In addition to the tax consequences described below, (i) officers and directors of the Company subject to Section 16 of the Exchange Act may be subject to special rules regarding the income tax consequences of their Awards and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, including those relating to the $1 million limitation on deductible compensation under Code Section 162(m).

Incentive Stock Options.  If a stock option under the Plan is treated as an incentive stock option, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option. However an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (as described below).

Upon a sale or exchange of the shares at least two years after the grant of an incentive stock option and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If an optionee disposes of shares acquired upon issuance of an incentive stock option prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

The optionee also will recognize capital gain or loss (long or short-term, depending on the length of time the stock was held) on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph.).

Non-Qualified Stock Options.  An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee.

Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long or short-term, depending on the length of time the stock was held).

Restricted Shares; Additional Shares.  The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Code Section 83. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become “vested,” i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and is subject to withholding of income and applicable employment taxes at the time of vesting.

Under the Equity Incentive Plan, employees will not pay any consideration for stock transferred to them as restricted shares or additional shares. Because additional shares are granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient’s taxable year in which the additional shares are granted. Because restricted shares are granted subject to a substantial risk of forfeiture, then (unless an election is made under Code Section 83(b), as described in the next paragraph), recipients of restricted shares will recognize taxable income as of each date on which they become vested in restricted shares in the amount of the fair market value of the shares then vesting.

If stock is granted subject to restrictions, employees may elect under Code Section 83(b) to report as taxable income in the year of award an amount of ordinary income equal to the stock’s fair market value at the time of the award. If such an election is made, the employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Employees making this election will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Employees will recognize gain upon the disposition of stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to the stock under the principles set forth above. That gain will be taxed as long or short-term capital gain, depending on the length of time the stock was held.

If an employee disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock, he or she will generally recognize a capital loss (long or short-term, depending on the length of time the stock was held) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously and the amount realized upon disposition of the stock. If an employee forfeits unvested stock with respect to which a Code Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Code Section 83(b) election.

SARs.  Recipients of SARs generally should not recognize income until such rights are exercised. Upon exercise, the employee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Employees will be subject to withholding with respect to income recognized upon exercise of a SAR.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Under new Code Section 409A, enacted as part of the American Jobs Creation Act of 2004, SARs may be considered to provide deferred compensation and, if the Plan does not satisfy certain requirements, recipients of SARs would be required to recognize income at the time the SAR becomes vested, even if the SAR had not been exercised. The income would be ordinary compensation income equal to the difference between the fair market value of the stock on the vesting date less the fair market value of the stock on the date of grant, together with interest and a 20% additional tax.

Under initial guidance issued by the Department of Treasury, a SAR will not be considered to provide deferred compensation if: (i) the fair market value of the SAR is based on the fair market value of the underlying stock on the date of grant; (ii) the underlying stock is publicly traded; (iii) the SAR can only be settled in stock; and (iv) the SAR does not contain any feature providing for the deferral of compensation upon exercise. The Plan currently provides that a stand-alone SAR may be settled in cash or stock and does not comply in form with the initial Treasury guidance. The Company does not intend to issue SARs to any employee until further guidance is issued clarifying the tax treatment of SARs.

Performance and Restricted Share Unit Awards.  An employee generally will recognize no income upon the grant of a performance share, performance unit or restricted share unit award. Upon the settlement of such awards, employees normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the vesting date, will be taxed as capital gain or loss.

The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the employee on the vesting date.

Additional Information Regarding Plan Benefits

Awards under the Equity Incentive Plan are based on the Company’s performance. Accordingly, future awards under the Plan are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table”, “Grants of Plan — Based Awards 2009”, “Outstanding Equity Awards at Fiscal Year End 2009”, “Option Exercises and Stock Vested 2009” at pages 15 through 17 of this proxy statement for detailed information on awards and exercises of awards by certain executive officers under the Equity Incentive Plan during the three most recent fiscal years.

Market Price of the Common Stock

As of February 18, 2010, the market value of the Class A stock was $16.67 per share, based on the closing price of the Class A stock as reported by Nasdaq.

Equity Compensation Plan Information

The following table shows the number of shares of our common stock that may be issued upon the exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under our equity compensation plans as of the 2009 fiscal year end.

	Number of Securities to Be		Number of Securities Remaining Available
	Issued Upon Exercise of	Weighted-Average Exercise	for Future Issuance Under Equity
	Outstanding Options, Warrants	Price of Outstanding Options,	Compensation Plans (Excluding Securities
	and Rights	Warrants and Rights	Reflected in the First Column(2)

Equity compensation plans approved by security holders(1)	851,306	$25.09	2,382,795
Equity compensation plans not approved by security holders(3)	—	—	—

Total	851,306	$25.09	2,382,795

(1)	The equity compensation plans approved by our stockholders include our Equity Incentive Plan, Non-Employee Director Stock Option Plan and Non-Employee Director Stock Award Plan.

The number of shares to be issued upon exercise of outstanding options, warrants and rights excludes 519,070 of restricted stock awards granted to employees and not yet vested at January 3, 2010.

(2)	The Equity Incentive Plan provides that the maximum number of shares available for grants, including stock options and restricted stock awards, is 10 percent of the outstanding Class A common stock, adjusted for plan activity over the preceding five years.

The Non-Employee Director Stock Option Plan provides that the maximum number of shares available for settlement of options is 250,000 shares of Class A common stock.

The Non-Employee Director Stock Award Plan provides that the maximum number of shares available for awards is one-quarter of one percent of the outstanding Class A common stock.

(3)	The Company has no equity compensation plan that has not been approved by the stockholders.

Required Vote

The proposal to approve the Equity Incentive Plan will be carried if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this stockholder vote, any shares that are the subject of a so-called “broker non-vote” will not be considered present, but any shares for which an abstention is registered will be considered present. In other words, any broker non-vote on the proposal will have no effect on the outcome of the vote, while any abstention registered with respect to the proposal will have the same effect as a vote “Against” the proposal.

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s
Independent Registered Public Accounting Firm

Proposal 3

At its February 18, 2010 meeting, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the year ending January 2, 2011. The Board of Directors seeks ratification of the appointment. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Required Audit Committee Disclosures

Duties

The Audit Committee has the direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee’s responsibilities include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors, the Company’s risk assessment and risk management processes and the Company’s compliance with legal and regulatory requirements. The Committee approves all audit, audit related, internal control related, tax and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee serves as the Company’s Qualified Legal Compliance Committee.

Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to the operating effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company. In conjunction with the pre-approval the Audit Committee considers whether non-audit services are consistent with the rules and regulations of the Securities and Exchange Commission on auditor independence. The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com.

Service Fees Paid to the Independent Registered Public Accounting Firm

	2009	2008
	$	$

Audit Fees	$2,275,385	$2,357,606
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	16,500	1,500

Total	$2,291,885	$2,359,106

Audit Fees:  Services rendered during the years ended January 3, 2010 and December 28, 2008 were for the audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consents and assistance with review of documents filed with the SEC.

All Other Fees:  Services rendered during the years ended January 3, 2010 and December 28, 2008 were for accounting research tools; services rendered during the year ended January 3, 2010 included expenses related to attendance at business meetings at the request of Chairman Adderley.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended January 3, 2010, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on PCAOB AU Section 380 Communication With Audit Committees; and

(3) has received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 18, 2010 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2010 filed with the Securities and Exchange Commission. The Board approved this inclusion.

THE AUDIT COMMITTEE

Leslie A. Murphy, Chair
Jane E. Dutton
Maureen A. Fay
Verne G. Istock
Donald R. Parfet
B. Joseph White

Stockholder Communications

Stockholders may communicate with the Board of Directors, in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Stockholder Proposals

Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 8, 2010.

Other Matters

At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

A copy of the Company’s printed Annual Report and Annual Report on Form 10-K as of January 3, 2010, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet or telephone.

By Order of the Board of Directors

Daniel T. Lis
Senior Vice President, General Counsel
and Corporate Secretary

Exhibit A

KELLY SERVICES, INC.
EQUITY INCENTIVE PLAN
(As ~~Adopted by Action of the Board of Directors -~~
Amended and Restated
 February ~~7, 2005~~

18          , 2010
)
~~(Amended November 6, 2006)~~

Section 1 — Purposes

This KELLY SERVICES, INC. EQUITY INCENTIVE PLAN (the “Plan”) provides for long-term incentive stock-related compensation to selected key employees of the Company or an Affiliated Entity for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior employees, and it gives those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Section 2 — Definitions and Rules of Construction

(a) The terms in quotation marks below have the following meanings under the Plan:

‘‘Additional Shares” means immediately vested shares of Company Stock awarded pursuant to Section 9A(c) of the Plan.

“Affiliated Entity” means a corporation, partnership or other business enterprise in which the Company directly or indirectly has a significant equity interest under United States generally accepted accounting principles.

“Award” means a Restricted Award, Performance Award, Other Stock-Based Award, award of Additional Shares, Option, SAR or Foreign Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. The Committee shall be comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities and Exchange Commission. Further, to the extent that the Company determines it desirable to qualify Awards granted hereunder as “qualified performance-based compensation” within the meaning of Section 162(m), the Committee shall be comprised of two or more “outside directors” within the meaning of Section 162(m).

“Company” means Kelly Services, Inc.

“Company Stock” means the Class A Common Stock, $1.00 par value, of the Company.

“Disability” means the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee’s regular occupation with his or her Employer where such inability has existed for at least six continuous months.

“Employee” means an employee of the Company or an Affiliated Entity.

“Employer” means the Company or the Affiliated Entity which employs an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~“~~
″
Fair Market Value~~”~~
″
 means, for any given date, the closing market price for a share of Company Stock as a Nasdaq~~National~~
Stock
 Market ~~System~~
LLC
 security reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for that date (or, if no such prices are so reported for such date, for the latest preceding date on which such sale prices were so reported). If the Fair Market Value for a given date cannot be determined by reference to Nasdaq, it shall be determined i~~n good faith by the Committee~~
by the reasonable application of a reasonable valuation method that satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(iv)(B).

“Foreign Award” means an award granted pursuant to Section 10 of the Plan.

“Incentive Stock Option” or “ISO” means an Option that meets the requirements of Section 422 of the Code (or any successor provision) and that is identified as intended to be an ISO in the written agreement evidencing the Option.

“Named Executive Officer” means, for purposes of Section 9B, an Employee who is the chief executive officer or among the ~~four~~
three
 highest compensated officers (other than the chief executive officer or the chief financial
 officer) of the Company for any given fiscal year, whose compensation is subject to disclosure under Exchange Act rules, and who is a Section 16 Reporting Person
, and any other Employee of the Company who is included in the definition of “covered employee” for purposes of Section 162(m) of the Code pursuant to Treasury Regulations or other Internal Revenue Service guidance.

“Nonqualified Stock Option” or “NQSO” means an Option that is not an ISO.

“Option” means an Option to purchase Company Stock granted pursuant to Section 6 of the Plan.

“Over-10% Owner” means an owner of over 10% of the total combined outstanding voting power of all classes of capital stock of the Company.

“Performance Award” means an award of Performance Shares or Performance Share Units.

“Performance Shares” and “Performance Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 9 of the Plan which, until vested, are subject to forfeiture.

“Restoration Option” means an Option granted under, and subject to the conditions set forth in, Section 6(g) of the Plan.

“Restricted Award” means an award of Restricted Shares or Restricted Share Units.

“Restricted Shares” and “Restricted Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 8 of the Plan which, until vested, are subject to forfeiture.

“Rule 16b-3” means Securities and Exchange Commission Rule 16b-3, as amended.

“Section 16 Reporting Person” means a person required by Section 16 of the Exchange Act and related rules to file reports concerning such person’s ownership of and transactions in Company equity securities.

“Section 162(m)” means Section 162(m) of the Code (or any successor), together with the related U.S. Department of Treasury regulations.

“Share Unit” means a unit available for award under the Plan which: (1) upon vesting or payout, shall entitle the holder to receive from the Company for each Share Unit vested or paid, a share of Company Stock, and (2) until settled after vesting, or until forfeited, shall entitle the holder to be paid by the Company the equivalent of any cash dividend paid on Company Stock to which the holder would have been entitled if, on the date of grant of such Share Unit, the grantee of the Share Unit had instead been granted a Restricted Share or Performance Share.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan which, upon exercise, shall entitle the holder to receive from the Company the Fair Market Value of a share of Company Stock on the exercise date minus the Fair Market Value of such a share on the date of grant.

(b) References in this Plan to the “issuance” of shares, to shares “issued” or “issuable,” and the like, include transfers of treasury shares as well as new issuances of authorized but previously unissued shares.

Section 3 — Administration

(a) General.  The Plan shall be administered by the Committee, subject to the express limitations set forth in the Plan. The Committee may, by majority vote, grant Awards and determine the type, amount and other terms and conditions of each Award. The Committee shall have authority to prescribe the forms of written agreements to evidence Awards, to interpret the Plan and the provisions of such agreements, to adopt administrative rules and procedures concerning administration of the Plan and to take such other action as it determines to be necessary, advisable, appropriate or convenient for the administration of the Plan in accordance with its purposes.

The Committee may delegate to the chief executive officer of the Company, if also a director, some or all of its authority to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons or Senior Vice Presidents or officers of higher rank, in which case actions taken by the chief executive officer pursuant to such delegated authority shall have the same effect as if taken by the Committee. The chief executive officer shall periodically notify the Committee of any grants made pursuant to such delegation of authority.

The Committee may delegate performance of recordkeeping and other ministerial functions concerning the Plan and its day-to-day operations to such persons as it may specify from time to time.

(b) Repricing.  Absent stockholder approval, neither the Committee nor the Board shall approve a program providing for either (i) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of new Options and/or SARs having a lower exercise price or (ii) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

Section 4 — Eligibility for Awards; No Requirement of Uniformity

Any type of Award may be granted to any Employee at any time, except that Foreign Awards may be granted only as permitted under Section 10 of the Plan. The type, amount, timing and other terms and conditions of Awards made to a grantee need not be uniform, comparable or proportionate among grantees.

Section 5 — Maximum Number of Shares; Award Limits

(a) Maximum Number of Shares.  For purposes of this section, ‘‘Affected Shares” are shares of Company Stock that have been issued as Restricted Shares or Units, Performance Shares or Units, Additional Shares or similar Foreign Awards or that have been made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards. For a given date, the ‘‘Adjustment Period” comprises the Company’s current fiscal year to date, plus its four immediately preceding fiscal years.

The total number of Affected Shares shall never exceed 10% of the number of outstanding shares of Company Stock (exclusive of treasury shares) at the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares)

(i) minus the sum, for the Adjustment Period, of the numbers of:

(A) Shares awarded as Restricted Shares, Performance Shares or Additional Shares

(B) Share Units awarded

(C) Shares made subject to Option grants (including Restoration Options)

(D) Shares issued or granted for future issuance as Foreign Awards.

(ii) plus the sum, for the Adjustment Period, of the numbers of:

(A) Shares as to which Options have expired or terminated for any reason other than exercise of such Options or of related Tandem SARs

(B) Shares as to which Restricted Awards and Performance Awards have been both granted and forfeited

(C) Shares transferred to the Company (actually or constructively) to satisfy the exercise price of outstanding Options.

Stock options, SARs and other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.

(b) Award Limits.  The number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs under this Plan may not exceed 4,000,000 shares.

Section 6 — Options

(a) Incentive Stock Options and Nonqualified Stock Options.  At the time of the grant of an Option, the Committee shall specify whether it is intended to be an Incentive Stock Option or a Nonqualified Stock Option, and the agreement evidencing such Option shall designate the Option accordingly. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares with respect to which ISOs are exercisable for the first time by the grantee during any calendar year exceeds $100,000 (or such other amount as permitted by Code Section 422(d)) such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(a), ISOs shall be taken into account in the order in which they were granted. The Committee may prescribe such terms and conditions for an ISO grant, other than those specified in the Plan, as it deems desirable to qualify the Option as an incentive stock option under the Code. If an Option (or any portion thereof) intended by the Committee to be an ISO fails to qualify as an ISO, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option regardless of its designation in the grant and in the Option agreement.

(b) Number of Shares.  The number of shares subject to an Option shall be specified at the time of grant. The maximum number of shares that may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single Employee shall be 750,000, subject to adjustment under Section 14 of the Plan.

(c) Exercisability.  The time at which any portion of an Option first becomes exercisable (which may be at or after the date of grant) and the latest date on which the Option may be exercised (the ‘‘expiration date”) shall be as specified at the time of grant. However, the expiration date for any ISO granted to an Over-10% Owner may be no later than five years after the grant, and the expiration date for any other Option may be no later than ten years after the date of grant. The Committee may, in its discretion, accelerate the exercisability of any portion of an Option or provide for automatic acceleration of exercisability of any portion of an Option upon the occurrence of such events as it may specify, such as upon the death or Disability of a grantee. However, no acceleration of exercisability of any portion of an ISO shall be effective without the consent of the Option holder if such acceleration would cause the ISO or any other ISO of such holder (or any portion thereof) to become a Nonqualified Stock Option. During the lifetime of the grantee of an Option, the Option may be exercised only by the grantee or the grantee’s legal representative.

(d) Exercise Price.  Unless a higher price is specified at the time of grant, the per share exercise price of each Option shall be the Fair Market Value of a share of Company Stock on the date of grant, except that the per share exercise price of any ISO granted to an Over-10% Owner shall be at least 110% of such Fair Market Value on the grant date.

(e) Exercise Procedures and Payment.  The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of shares in respect of which the Option is then being exercised. Except to the extent further restricted or limited at the time of grant, payment may be made (1) entirely in cash, (2) by delivery of whole shares of Company Stock owned by the Option holder for more than six months on the date of surrender, (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan or (4) by any combination of the foregoing methods of payment. Any shares delivered in payment shall be valued at their Fair Market Value on the date of delivery.

(f) Effect of Employment Termination.  The Committee shall determine the disposition of the grant of each Option in the event of the disability, death or other termination of employment of an Employee.

(g) Restoration Options.  Subject to the provisions below, the Committee may provide that an Option shall also carry with it a right to receive another Option (a ‘‘Restoration Option”) in certain circumstances. A Restoration Option may be created at the time of grant of an Option (for purposes of this paragraph, an ‘‘original Option”) that is not itself a Restoration Option at the time a Restoration Option arises (so as to provide a subsequent Restoration Option to it), or at any other time while the grantee continues to be eligible for Awards and the original or Restoration Option (the ‘‘prior Option”) is outstanding. In addition to any other terms and conditions (including additional limitations on exercisability) that the Committee deems appropriate, each Restoration Option shall be subject to the following:

(1) A Restoration Option may arise only if, earlier than six months before the expiration date of the prior Option, the grantee exercises the prior Option (or a portion thereof) while still an Employee and pays all or some of the relevant exercise price in shares of Company Stock that have been owned by the grantee for at least six months prior to exercise

(2) The number of shares subject to the Restoration Option shall be the number of whole shares delivered in exercise of the prior Option, except that the number will be reduced to the extent necessary for the Plan to comply with the limitations imposed by Sections 5 and 6(b) of the Plan

(3) The Restoration Option shall arise and be granted (if ever) at the time of payment of the relevant exercise price in respect of the prior Option

(4) The per share exercise price of the Restoration Option shall be the Fair Market Value of a share of Company Stock on the date the Restoration Option arises

(5) The expiration date of the Restoration Option shall be the same as that of the prior Option

(6) The Restoration Option shall first become exercisable six months after it arises

(7) The Restoration Option shall be a Nonqualified Stock Option.

Section 7 — Stock Appreciation Rights

(a) Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Stand-Alone SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

(b) Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (i) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option
(but not less than the Fair Market Value per share of Company Stock on the effective date of grant of the SAR)
 and (ii) the exercise price per share subject to a Stand-Alone SAR shall not be less than the Fair Market Value of a share of Company Stock on the effective date of grant of the SAR.

(c) Exercisability and Termination.

(i) Tandem SARs. Tandem SARs shall be exercisable as follows, subject to such other provisions as the Committee may specify when the Tandem SAR is granted:

(1) The only persons entitled to exercise such SARs shall be the holder of the related Option or such holder’s legal representative

(2) The expiration date of such SARs shall be the same as that of the related Option

(3) SARs shall be exercisable if (and only if) and to the extent that the related Option is then exercisable, except that SARs shall not be exercisable by a Section 16 Reporting Person at any time within six months after the date on which the SARs were granted even if the related Option is then exercisable

(4) Exercise of SARs shall automatically terminate the related Option with respect to the same number of shares as the number of SARs being exercised

(5) Exercise, cancellation or termination of an Option shall automatically terminate the same number of related SARs as the number of shares with respect to which the Option is being exercised, canceled or terminated

(6) Tandem SARs related to an Incentive Stock Option shall be exercisable only when the then Fair Market Value of a share of Company Stock exceeds the exercise price of the Incentive Stock Option.

(ii) Stand-Alone SARs. Stand-Alone SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award agreement evidencing such SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

(d) Exercise Procedures and Settlement Elections.  Exercisable SARs may be exercised at any time in accordance with such exercise procedures as are then in effect. Except to the extent further restricted at the time of grant, at or prior to exercise of SARs, the holder may elect to have the exercised SARs settled (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the holder and the balance in whole shares of Company Stock plus cash in lieu of any fractional share. If no election is made, the SARs shall be settled in any of the foregoing manners as the Committee shall determine. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

(e) Effect of Termination of Employment.  A SAR shall be exercisable after a grantee’s termination of employment to the extent and during such period as determined by the Committee, in its discretion, and as set forth in the Award agreement evidencing such SAR.

Section 8 — Restricted Awards

(a) General.  Awards of Restricted Shares are awards of actual Company Stock, while Awards of Restricted Share Units are awards that may consist of Company Stock, cash equivalents of Company Stock, or a combination of both. The restrictions that may be imposed relate to possession, vesting and conditions to vesting, payment of dividends and potential forfeiture.

(b) Restriction Period.  At the time of grant of a Restricted Award, the Committee shall establish a period of no less than twelve months with respect to such Restricted Award, which period (the ‘‘restriction period”) shall commence on the date of grant. The Committee may provide for such restriction period to lapse in installments. The Committee may impose such restrictions or conditions to the vesting of a Restricted Award as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Restricted Award, that the grantee or the Company achieves such performance goals as the Committee may specify. If a Restricted Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B must be satisfied in order for a grantee to be entitled to payment.

(c) Vesting and Forfeiture.  If the grantee of a Restricted Award remains an Employee throughout the applicable restriction period, and any other conditions imposed by the Committee are satisfied, the entire Restricted Award shall become fully vested and no longer subject to forfeiture at the end of the restriction period. If the grantee ceases to be an Employee during the restriction period due to death or Disability, the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of such Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part, and vest those Shares or Units. If the grantee otherwise ceases to be an Employee during the restriction period, the Committee shall determine the disposition of the Award.

(d) Restricted Share Certificates and Dividends or Distributions.  Restricted Shares shall be issued to the grantee as promptly as practicable after the grant, but the certificates representing such Restricted Shares shall bear an appropriate legend and shall be held by the Company. Non-cash dividends or other distributions upon Restricted Shares shall be retained and held by the Company, pending vesting or forfeiture of the Restricted Shares. Such retained non-cash dividends and other distributions shall be vested or forfeited, as the case may be, upon the vesting or forfeiture of such Restricted Shares. Non-cash dividends and other distributions that vest shall be distributed to the grantee of the Restricted Shares as promptly as practicable after the vesting date. The grantee of Restricted Shares shall be entitled to receive any cash dividends paid with respect to such Shares during the restriction period.

(e) Settlement of Restricted Share Units.  An Award of Restricted Share Units that vests shall be settled in cash, whole shares of Company Stock (valued at Fair Market Value as of the settlement date), or a combination thereof, as the Committee shall determine. The mode of settlement shall not violate the Plan’s limitations on available shares or any limitations imposed by the Committee at the time of grant of the Award or at any other time while the Award is unvested and the grantee is still an Employee. Restricted Share Units that vest shall be settled in full as soon as practicable after the vesting date, and no later than two and one-half months after the calendar year in which vesting occurs.

Section 9A — Performance Awards and Additional Shares in General

(a) Performance Period and Goals.  At the time of grant of a Performance Award, the Committee shall establish a performance period with respect to such Performance Award of not less than one year nor more than five years. If the Award is granted during the first fiscal quarter of the Company’s fiscal year, the performance period will commence on the first day of that fiscal year. Otherwise, the performance period will commence on the date of grant. At the time of grant of the Performance Award, the Committee shall also establish one or more business performance goals for the performance period and, if it establishes more than one, the weight to be given each such goal (collectively, “performance goals”). The initial performance goals with respect to a Performance Award may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established.

(b) Performance Assessment, Vesting and Forfeiture.  As soon as practicable after the end of the performance period for a Performance Award, the Committee shall determine the extent to which the performance goals for that Award were attained. If the Committee determines that the performance goals have been fully attained, and if the grantee of the Performance Award has remained an Employee throughout the performance period, the entire Performance Award shall become fully vested and no longer subject to forfeiture. If the grantee has remained an Employee throughout the performance period but the Committee determines that the performance goals were unmet or only partially met, the Committee nevertheless may permit vesting of all or a portion of the Performance Award, with the remainder of the Award to be forfeited. If the grantee ceases to be an Employee during the performance period, the consequences shall be the same, adjusted by a performance factor as determined by the Committee, as if the Performance Award had been a Restricted Award and the performance period a restriction period.
Performance Awards that vest shall be settled in full as soon as practicable after the vesting date, and no later than two and one-half months after the calendar year in which vesting occurs.

(c) Additional Shares.  At the end of the performance period, the Committee may recommend a grant of Additional Shares to the grantee of a Performance Award if the grantee is then an Employee and the Committee determines that satisfaction of the performance goals so warrants. Additional Shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

(d) Other Matters.  The provisions of Section 8(d) of the Plan shall also apply to Performance Shares, and the provisions of Section 8(e) shall also apply to Performance Share Units. The Committee may make interim grants of Awards to new Employees in a fair and equitable manner.

Section 9B — Performance Awards to Named Executive Officers

(a) Special Provisions Applicable.  Notwithstanding other provisions of the Plan, the provisions of this Section 9B shall apply to all Performance Awards granted to Named Executive Officers. Such Performance Awards are intended to qualify as “qualified performance-based compensation” that are not subject to the tax deduction limit imposed by Section 162(m). Except as superseded by this Section 9B, all provisions of the Plan applicable to Performance Awards shall also apply to such Awards granted to named executive officers.

(b) Timing of Grants.  Performance Awards may be granted to named executive officers only during the first quarter of the Company’s fiscal year.

(c) Limits on Award Amounts.  Subject to the general limits on Award amounts set forth in Section 5(b), the general limit on the number of Options that may be granted in any five year period under Section 6(b) and the adjustment provisions of Section 14.

(i) The maximum number of Performance Shares and/or Performance Share Units that may be granted to any named executive officer with respect to a single performance period is 100,000.

(ii) The maximum number of Options, Stand-Alone SARs or Other Stock — Based Awards that may be granted to any named executive officer during any consecutive five calendar years shall be 750,000.

(d) Performance Objectives and Payout Schedules.  At or prior to the grant of each Performance Award to a named executive officer, the Committee shall establish one or more objectively determinable performance goals for the Award relating to one or more or any combination of the following areas of Company or other business unit performance over the relevant performance period.

(i) Earnings (which includes similar measurements such as net profits, operating profits and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes) or earnings per share of Company Stock

(ii) Revenues

(iii) Cash flow

(iv) Return on revenues, assets or equity

(v) Customer or employee retention

(vi) Customer satisfaction

(vii) Expenses or expense levels

(viii) One or more operating ratios

(ix) Stock price

(x) Market share

(xi) Capital expenditures

(xii) Net borrowing, debt leverage levels, credit quality or debt ratings

(xiii) The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions

(xiv) The Company’s Quality Management System

(xv) Shareholder return

(xvi) Organizational health/productivity

(xvii) Sales volume

(xviii) Brand or product recognition/acceptance.

At the same time, the Committee shall establish a payout schedule for the Performance Award, which shall range from 100 percent of the Performance Shares and/or Performance Share Units constituting the Award (if actual Company results for the performance period at least equal the performance goal(s) established) to zero percent of such Award (if actual Company results for the period do not at least equal a minimum amount or level specified by the Committee) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results. The Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not fully taken into account when actual Company results relating to such goal(s) are calculated, and the only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the established payout schedule for the Performance Award shall be objectively determinable adjustments for the items or events so specified.

(e) No Discretion to Increase Awards or Waive Forfeitures.  The Committee may establish other preconditions to payout of a Performance Award to a named executive officer, including preconditions that may call for subjective determinations by the Committee. The otherwise scheduled payout on any Performance Award granted to a named executive officer may be reduced by the Committee to the extent it deems appropriate if, in the Committee’s judgment, the named executive officer’s individual performance during the performance period has not warranted the scheduled payout. However, for so long as Code Section 162(m) may require, the payout on any Performance Award granted to a named executive officer shall not exceed the payout permissible under the Award’s payout schedule, and no Additional Shares shall be granted to any named executive officer.

(f) Certification by Committee.  As soon as practicable following the completion of the performance period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the named executive officer.

(g) Effect of Employment Termination.

(i) Disability. If the grantee ceases to be an Employee before the end of the performance period due to the grantee’s Disability, a number of awarded Performance Shares and/or Performance Share Units proportional to the portion of the performance period elapsed on the date of Disability shall be unaffected by the provisions of Section 9A(b) that require employment throughout the performance period. The unaffected portion of the Award subsequently shall vest or be forfeited or canceled in accordance with the grant, the payout schedule, any preconditions, and the provisions of the Plan applicable to the original Award.

(ii) Death. If the grantee’s employment terminates due to death before the end of the performance period, the performance period for such grantee shall terminate at the end of the year in which death occurs (but no later than the normal performance period). The number of Performance Shares and/or Performance Share Units payable to the deceased grantee’s estate or beneficiary shall be the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which death occurs), and a time factor (the time between the date of grant and the date of death divided by the number of days in the performance period).

(iii) Other Termination of Employment. If the grantee of a Performance Award otherwise ceases to be an Employee before the end of the performance period, the Committee shall determine the disposition of the Award
; provided, however, that the number of Performance Shares and/or Performance Share Units payable to the grantee shall be no more than the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which the termination of employment occurs), and a time factor (the time between the date of grant and the date of termination of employment divided by the number of days in the performance period), subject to reduction at the discretion of the Committee.

Section 10 — Foreign Awards

The Committee may modify the terms of any type of Award described in ~~Section~~
Sections
 6, 7, 8 or 9A of the Plan for grant to an Employee who is subject to tax or similar laws of a country other than the United States and may grant such modified Award, and structure and grant other types of awards related to appreciation in value of Company Stock, to such an Employee, as the Committee determines necessary or advisable in order to provide such grantee with benefits and incentives comparable (to the extent practically possible) to those which would be provided the grantee if the grantee were not subject to such foreign laws
. Notwithstanding the foregoing, if the Employee is also subject to Code Section 409A, the modifications of any type of Award described in Sections 6, 7, 8, or 9A of the Plan, or the structure of other types of awards related to appreciation in value of Company Stock may not be made in a manner that would cause non-compliance with Code Section 409A.

Section 11 — Other Stock-Based Awards

The Committee may, in its sole discretion, grant Awards of Company Stock or Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Company Stock (‘‘Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine including, without limitation, the right to receive one or more shares of Company Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Company Stock or a combination of cash and Company Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof.) If an Other Stock-Based Award is intended to qualify as “qualified performance-based compensation” under Section 162(m), all requirements in Section 9B must be satisfied in order for a grantee to be entitled to payment.
Other Stock-Based Awards must provide either that they will be paid no later than 2 1/2 months after the end of the calendar year in which they vest or that they will be paid in a lump-sum payment at a specified time, within the meaning of Treasury Regulation Section 1.409A-3(i)(1)(i).

Section 12 — Certain Provisions Generally Applicable to Awards

(a) Award Agreements.  Each Award (other than any award of Additional Shares and any similar Foreign Award unless the Committee otherwise determines) shall be evidenced by a written agreement setting forth the type, amount and other terms and conditions of such Award, as are not inconsistent with the Plan as the Committee shall have specified with respect to such Award.

(b) Transfer Restrictions; Potential Forfeiture.  No Option or SAR, no Other Stock-Based Award, no unvested Performance Award or Restricted Award, no Foreign Award similar to any of the foregoing, and none of the rights or privileges conferred by any such Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner whatsoever, except that, if the Committee determines that such transfer will not violate any requirements of the Securities and Exchange Commission or the Internal Revenue Service, the Committee may permit an intervivos transfer by gift to or for the benefit of a family member of the grantee. Any attempt to sell, assign, pledge, hypothecate or otherwise transfer any such Award or any of the rights and privileges conferred thereby contrary to the provisions of the Plan shall be void and unenforceable against the Company.

(c) Overriding Precondition; Potential Forfeiture.  It shall be an overriding precondition to the vesting of each Performance Award, Restricted Award, Other Stock-Based Award, and similar Foreign Award and the exercisability of each Option, SAR and similar Foreign Award: (1) that the grantee of such Award not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any Affiliated Entity or is otherwise inimical to the best interests of the Company and that has not been approved by the Board or the Committee and (2) that the grantee furnish the Committee with all the information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any activity prohibited by the foregoing conditions, all of the grantee’s then outstanding Options, SARs and similar Foreign Awards shall immediately be cancelled, and all of the grantee’s then unvested Restricted Awards, Performance Awards, Other Stock-Based Awards, and similar Foreign Awards shall immediately be forfeited.

(d) Tax Withholding; Notice to Company of Certain Actions.  Whenever cash is to be paid pursuant to the settlement of an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

The Committee may provide, on request of a grantee, for withholding of otherwise issuable shares upon the grant, exercise, vesting or settlement of Awards or for the tender of other shares of Company Stock owned by such grantee or holder in order to satisfy tax withholding obligations arising in connection with the grant, exercise, vesting or settlement of an Award. If the Committee grants such elections, it may condition, limit or qualify them in any manner it deems appropriate.

If any grantee shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)), the grantee shall notify the Company of such election within ten days of filing notice with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(e) Stockholder Status.  The grantee of an Award, and other persons to whom the Award or the grantee’s rights thereunder may pass, shall have no rights or privileges of a holder of shares of Company Stock, in respect of any shares issuable pursuant to or in settlement of such Award, unless and until certificates representing such shares have been issued in their name(s).

Section 13 — No Right to Employment or Award

No person shall have any claim or right to be granted an Award. The grant of an Award shall not confer upon any Employee a right with respect to continued employment by the Company or an Affiliated Entity. Further, the Company and each Affiliated Entity reaffirms its at-will employment relationship with its Employees and expressly reserves the right to dismiss a grantee at any time free from any liability or claim, except as provided under this Plan.

Section 14 — Adjustments upon Changes in Capitalization

In the event of a stock split, stock dividend, reverse stock split, combination of shares or conversion or exchange of voting shares for non-voting shares, the Board shall make a proportionate adjustment to the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including the settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a rights offering or any other change in the corporate or capital structure of the Company (other than as provided in the immediately preceding sentence), the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards.

Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or its successor) applies shall be made in accordance therewith unless the Board specifically determines otherwise.
Notwithstanding the foregoing, the Board shall not make any adjustment to the number of shares covered by outstanding Options or the per share exercise price of such Options or the number of outstanding SARs that would cause the exercise price to be less than the Fair Market Value of the underlying shares on the date the Option or SAR was granted or cause the number of shares subject to the Option or SAR to be other than fixed on the original date of grant of the Option or SAR.

Section 15 — Duration, Amendment, Suspension and Termination

The Plan shall become effective upon approval by the Board, subject to approval of the stockholders of the Company, and shall continue in effect for a term of ten (10) years unless terminated by the Board. The Board may amend, suspend or terminate any portion or all of the Plan at any time, but no such Board action shall adversely affect the rights of any grantee or other holder of any Award then outstanding or unvested without the consent of such grantee or holder, unless such amendment or termination is necessary to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, the Plan shall not be amended without the approval of the Company’s stockholders (a) to increase the maximum aggregate number of shares of Company Stock that may be issued under the Plan (except by operation of Section 14); (b) to change the class of persons eligible to receive Incentive Stock Options; or (c) to make any other amendment that would require approval of the Company’s stockholders under any applicable law, regulation or rule.

Section 16 — Miscellaneous Provisions

(a) Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

(b) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any grantee or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, grantee or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

Adopted by the Board of Directors of the Company: February 7, 2005,
As Amended November 6, 2006, November 8, 2007 and February 18, 2010.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

KELLY SERVICES, INC.	INTERNET
http://www.proxyvoting.com/kelyb
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please mark your votes as	☒
indicated in this example

		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL

1.	To elect nine directors; one year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending January 2, 2011.	☐	☐	☐
ELECTION OF DIRECTORS

Nominees:	01 T.E. Adderley	04 J.E. Dutton	07 L.A. Murphy
	02 C.M. Adderley	05 M.A. Fay	08 D.A. Parfet
	03 C.T. Camden	06 T.B. Larkin	09 B.J. White
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN

2.	To approve the Company’s Equity Incentive Plan.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2010.	☐	☐	☐

4.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

Please be sure to sign and date this Proxy.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Kelly Services, Inc. account online.
Access your Kelly Services, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Kelly Services, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/kelyb
▼ FOLD AND DETACH HERE ▼
KELLY SERVICES, INC.
999 West Big Beaver Road
Troy, Michigan 48084
Solicited by the Board of Directors
for the Annual Meeting of Stockholders on May 12, 2010
The undersigned hereby appoints as Proxies Michael L. Durik and Daniel T. Lis, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the “Company”) held of record by the undersigned on March 22, 2010 at the Annual Meeting of Stockholders to be held on May 12, 2010 or any postponement or adjournments thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250
            (Continued and to be marked, dated and signed, on the other side)
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